                                                                    Exhibit 10.4

                       DATED THIS 9TH DAY OF FEBRUARY 1996

                                     BETWEEN

                           ZYCON CORPORATION SDN. BHD.
                                   As Borrower

                         BANK BUMIPUTRA MALAYSIA BERHAD
                                   As Arranger

                         BANK BUMIPUTRA MALAYSIA BERHAD,
                            As Working Capital Lender

                         BANK BUMIPUTRA MALAYSIA BERHAD,
                              BBMB KEWANGAN BERHAD,
                                As Lending Banks

                         BANK BOMIPUTRA MALAYSIA BERHAD
                                As Funding Lender

                         BANK BUMIPUTRA MALAYSIA BERHAD
                                As Facility Agent

                                       AND

                         BANK BUMIPUTRA MALAYSIA BERHAD
                                As Security Agent

                  ---------------------------------------------
                                 RM50,400,000.00
                            FACILITIES AGREEMENT FOR
                                   1. RM5,900,000.00 Working Capital Facilities
                                   2. RM29,200,000.00 Term Loan I Facility
                                   3. USD4,000,000.00 Term Loan Facility
                                   4. USD2,000,000.00 Revolving Credit Facility
                  ---------------------------------------------

                                  Prepared by:

                                  SKRINE & CO.
                             ADVOCATES & SOLICITORS
                              4, LEECH PASAR BESAR
                               50050 KUALA LUMPUR

                         File No. PTW/ag/1518780/95(TC)
                              February 7, 1996-1i4
                           H:\PTW\CORP\1518780\FAC-AG

THIS AGREEMENT is made the 9th day of February, 1996 BETWEEN

(1) ZYCON CORPORATION SDN. BHD., a company incorporated in Malaysia and having its registered office at 11th Floor, Wisma Damansara, Jalan Semantan, Damansara Heights 50490 Kuala Lampur ("Borrower");

(2)    BANK BUMIPUTRA MALAYSIA BERHAD, ("Arranger");

(3)    BANK BUMIPUTRA MALAYSIA BERHAD, ("Working Capital Lender");

(4)    BANK BUMIPUTRA MALAYSIA BERHAD and, BBMB KEWANGAN BERHAD ("Lending
       Banks");

(5)    BANK BUMIPUTRA MALAYSIA BERHAD ("Funding Lender");

(6) BANK BUMIPUTRA MALAYSIA BERHAD, as facility agent for itself and the Lenders (as hereinafter defined) (in such capacity, the "Facility Agent," which expression shall include any of its successors in such capacity);

       and

(7) BANK BUMIPUTRA MALAYSIA BERHAD, as security agent for itself, the Facility Agent and the Lenders (in such capacity, the "Security Agent," which expression shall include any of its successors in such capacity).

WHEREAS, as a result of arrangements by the Arranger made at the request of the
Borrower:

(1) the Working Capital Lender will make available to the Borrower the Working Capital Facilities (as hereinafter defined) upon the security granted or created in its favour under, pursuant to and/or in connection with the Security Documents (as hereinafter defined).

(2) the Lending Banks will make available to the Borrower the TL I Facility (as hereinafter defined) upon the security granted or created in favour of each of them under, pursuant to and/or in connection with the Security Documents; and

(3) the Funding Lender will make available to Borrower the Dollar Advances Facility (as hereinafter defined) and the Dollar RC Facility (as hereinafter defined) upon the security granted or created in its favour under, pursuant to and/or in connection with the Security Documents.

       IT IS AGREED as follows:

1.     INTERPRETATION
       --------------

       1.1    Definition
              ----------

       In this Agreement, unless the context otherwise requires:

              "Advance Margin" means one point seven five per centum (1.75%) per annum or such other rate as is varied by the Funding Lender as specifically permitted by this Agreement;

              "Agents" means the Facility Agent and the Security Agent;

              "Assignment" means an assignment of all the Borrower's rights interest benefit and title in respect of the Land Letter of Offer and Acceptance and in and to the Land;

              "Available Dollar Advances Commitment" means, in relation to the Funding Lender at any particular time, the Dollar Advances Commitment less the Dollar Advances Outstanding at that time;

              "Available Dollar RC Commitment" means in relation to the Funding Lender at any particular time, the Dollar RC Commitment less the Dollar RC Loan at that time;

              "Available Ringgit Advances Commitment" means the Available Ringgit Advances Commitment (TL I);

              "Available Ringgit Advances Commitment (TL I)" means, in relation to a Lending Bank at any particular time, the Ringgit Advances Commitment (TL I) less the Ringgit Advances Outstanding (TL I) at that time;

              "Available Working Capital Commitment" means, in relation to the Working Capital Lender at any particular time, its Working Capital Commitment less the aggregate principal amount comprised in its Working Capital Outstanding Amount at that time;

              "BAFIA" means the Banking and Financial Institutions Act, 1989;

              "Base Lending Rate" means the rate of interest which is from time to time stipulated by BBMB as its minimum or lowest lending rate or where such rate is not available for any reason whatsoever, such other rate in substitution thereof as may from time to time be stipulated by BBMB to the Facility Agent;

              "BBMB" means Bank Bumiputra Malaysia Berhad, a company incorporated in Malaysia pursuant to the Companies Act, 1965 and licensed under the Banking and Financial Institutions Act, 1989 as a licensed bank and having its registered office at Menara Bumiputra, Jalan Melaka, 50100 Kuala Lumpur and includes its successors in title and assigns thereof;

              "BBMB Group" means all companies which are related companies or associate companies of BBMB;

              "Beneficiaries" means the Agents, the Working Capital Lender, the Lending Banks and the Funding Lender;

              "Charge" means a first fixed legal charge over the Land under the Sarawak Land Code (Chapter 81) in favour of the Security Agent for the Beneficiaries as security for the Facilities;

              "Commitment Termination Date" means:

              (a) in relation to the TL I Facility, the date which is a Ringgit Business Day following twenty four (24) months from the date of first Ringgit Advance under the TL I Facility;

              (b) in relation to the Dollar Advance Facility, the date which is a Dollar Business Day following eighteen (18) months from the date of first Dollar Advance;

              (c) in relation to the Dollar RC Facility, the date which is a Dollar Business Day on which the Dollar RC Facility is cancelled or terminated pursuant to the terms herein;

              "Corporate Guarantee" means the corporate guarantee for the performance of the obligations of the Borrower to the Lenders under or in connection with this Agreement and each of the Security Documents, given by the Corporate Guarantor in favour of the Facility Agent and the other Beneficiaries;

              "Contractor" means HITI ENGINEERING (M) SDN. BHD. or such other contractors appointed by the Borrower;

              "Corporate Guarantor" means Zycon Corporation, a corporation incorporated and existing under the laws of the State of Delaware in the United States of America and having its registered office at 445, El Camino Real, Santa Clara, California CA 95050-4366;

              "Debenture" means the debenture to be executed by the Borrower in favour of the Security Agent for the benefit of the Beneficiaries wherein the Borrower as beneficial owner thereby:

              (1) charges by way of first fixed legal charge over all estates and interests in the Land and any other freehold or leasehold property (hereinafter collectively called "the Immovable Property") now or at any time during the continuance of this security belonging or charged to the Borrower in respect of which the Borrower shall at the request of the Security Agent execute charges under the Sarawak Land Code in favour of the Security Agent and such other legal documents as may be required by the Security Agent from time to time and all licenses now or hereafter held by the Borrower to enter upon or use the Immovable Property the benefit of all other agreements relating to the Immovable Property to which the Borrower is or may become a party or otherwise entitled and all buildings, fixtures, plant and machinery owned by the Borrower and from time to time on or in any freehold or leasehold property an interest in which is charged hereunder and the proceeds of sale thereof, all Debts (as defined in the Debenture), all chattel paper, documents and instruments evidencing any obligation to the Borrower, all accounts (as defined in the Debenture), all its present and future uncalled capital, all the undertaking and goodwill of the Borrower, all stocks, shares, debentures, loan capital, rights to subscribe for, convert other securities into or otherwise acquire any stocks, shares, debentures and loan capital of any other body corporate now or at any time hereafter belonging to the Borrower, together with all dividends, interest and other income and all other rights of whatsoever kind deriving from or incidental to any of the foregoing, all of the Equipment (as defined in the Debenture) and all proceeds of sale thereof;

              (2) assigns in favour of the Security Agent for the benefit of the Beneficiaries, the benefit to the Borrower of all rights and claims to which the Borrower is now or may hereafter become entitled in relation to the Immovable Property including in particular (but without prejudice to the generality of the foregoing) all rights and claims of the Borrower against all persons who now are or who at any time have been or may become lessees of the whole or any part or parts of the Immovable Property and all guarantors and sureties for the obligations of such persons and against all persons who are under any obligation to the Borrower in respect of any works of design, construction, repair or replacement to or on or about the Immovable Property or any of the fixtures, fittings and equipment on, in or about the Immovable Property so far as the same are or become capable of assignment without the consent of a third party or such consent shall be obtained; and

              (3) charges by way of a first floating charge all the Inventory (as defined in the Debenture) and all its property assets and rights whatsoever and wheresoever both present and future not otherwise charged assigned or mortgaged by way of fixed charge under paragraph (1) or (2) above or otherwise pursuant to the Debenture, save for future assets and properties of the Borrower which are excluded in accordance with the provisions therein;

              "Depository Agent" means the agent of BBMB in that foreign country where the Letter of Credit shall be issued;

              "Dollar Advance" means an advance in US Dollars made or to be made by the Funding Lender to the Borrower under the Dollar Advances Facility or, as the case may be, the outstanding principal amount of any such advance;

              "Dollar Advances Commitment" means the commitment of the Funding Lender to make Dollar Advances to the Borrower of an aggregate principal amount not exceeding United States Dollars Four Million (USD4,000,000.00) upon the terms and subject to the conditions of this Agreement;

              "Dollar Advances Facility" means the USD term loan facility of up to the aggregate principal amount of United States Dollars Four Million (USD4,000,000.00) granted by the Funding Lender to the Borrower subject to the terms and conditions herein;

              "Dollar Advance Interest Period" means the period of one (1), three (3) or six (6) months, as selected by the Borrower or if no selection is made, such period as selected by the Funding Lender provided that:

              (a) the first Dollar Advance Interest Period in respect of any Dollar Advance other than the first Dollar Advance shall end upon the expiry of the Dollar Advance Interest Period then current for the first Dollar Advance so that all current Dollar Advance Interest Periods shall be co-terminous;

              (b) any Dollar Advance Interest Period relating to a Dollar Advance which would otherwise extend beyond the last installment date for the Dollar Advances Facility shall end on the last installment date for the Dollar Advances Facility;

              (c) each subsequent Dollar Advance Interest Period shall commence on the expiry of the previous one;

              (d) any Dollar Advance Interest period which would otherwise end on a non-Dollar Business Day shall end on the next succeeding Dollar Business

                     Day or if that Dollar Business Day falls in the next calendar month of the year, on the preceding Dollar Business Day;

              (e) if a Dollar Advance Interest Period is extended or shortened by (d) above, the following Dollar Advance Interest Period shall (without prejudice to the application of (d) above) end on the day on which it would have ended if the preceding Dollar Advance Interest Period had not been so extended or shortened; and

              (f) If any Dollar Advance Interest Period commences on the last Dollar Business Day in a calendar month or if there is no corresponding date in the calendar month in which Dollar Advance Interest Period is due to end, then such Dollar Advance Interest Period shall end on the last Dollar Business Day in the relevant later month;

              "Dollar Advances Outstandings" means, in relation, to the Funding Lender at any particular time, the aggregate principal amount of all (if any) Dollar Advances outstanding under or in connection with the Dollar Advances Facility at that time;

              "Dollar Business Day" means a day (other than Saturday or Sunday or any public holiday) on which (i) US Dollar deposits may be dealt in on the Singapore Inter-bank Market and (ii) commercial banks are open for business in Kuala Lumpur and Singapore;

              "Dollar RC Commitment" means the commitment of the Funding Lender to make Dollar RC Drawdowns to the Borrower of the aggregate principal amount not exceeding United States Dollars Two Million (USD2,000,000.00) upon the terms and subject to the conditions of this Agreement;

              "Dollar RC Drawdowns" means all drawdowns made or to be made by the Borrower under the Dollar RC Facility and "Dollar RC Drawdown" means each drawdown made or to be made by the Borrower under the Dollar RC Facility;

              "Dollar RC Drawdown Notice" means a notice of drawdown substantially in the form set out in Schedule 6 hereto;

              "Dollar RC Facility" means the USD revolving credit facility of up to the aggregate principal amount of United States Dollars Two Million (USD2,000,000.00) granted by the Funding Lender to the Borrower subject to the terms and conditions herein;

              "Dollar RC Loan" means at any particular time, the aggregate principal amount of all Dollar RC Drawdowns or amounts rolled over outstanding under or in connection with the Dollar RC Facility at that time;

              "Dollar RC Margin" means one point seven five per centum (1.75%) per annum or such other rate as is varied by the Funding Lender as specifically permitted by this Agreement;

              "Dollar RC Repayment Date" means the last Dollar Business Day of a Dollar RC Rollover Period;

              "Dollar RC Rollover Period" means the period of one (1), three (3) or six (6) months, subject to the availability of funds, as selected by the Borrower, for each Dollar RC Drawdown and any roll-over thereof but in all cases to mature on a day which is not later than the expiry date of the Dollar RC Facility and on a Dollar Business Day;

              "Dollar RC Interest Period" means the period of one (1), three (3) and six (6) months as selected by the Borrower or if no selection is made, such period as selected by the Funding Lender;

              "Effective Cost of Funds" means in relation to a Lender the cost to that Lender of obtaining one (1), three (3) or six (6) months Ringgit deposit from the Kuala Lumpur Inter-bank Market plus the cost of maintaining statutory reserves and complying with liquidity and other requirements imposed from time to time and at any time by Bank Negara Malaysia or any other appropriate authority;

              "Event of Default" means any of the events or circumstances described in Clause 17;

              "Facility Office" means in relation to any Beneficiary, its office identified in Schedule 1 (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select and notify to the Agents and the Borrower in accordance with Clause 29;

              "Facilities" means the facilities comprising of the Dollar Advances Facility, the Dollar RC Facility, the TL I Facility and the Working Capital Facilities and the expression "Facility" means any one of these Facilities;

              "Funding Labor Outstanding Amount" means in relation to the Funding Lender at any particular time, the aggregate at such time of (i) its Dollar Advances Outstanding (ii) its Dollar RC Loan and
              (iii) all interest, fees, costs, expenses and other monies whatsoever which are expressed to be payable to the Funding Lender under this Agreement;

              "Instructing Group" means:

              (i) before any advance, drawdown or utilisation of any of the Facilities granted hereunder, the Lenders whose Lender Commitment constitute in aggregate more than fifty per centum (50.0%) of the Lenders Commitments;

              (ii) thereafter, the Lenders to whom in aggregate more than fifty per centum (50.0%) of the Lenders Outstanding Amounts are owed;

              "Interest Payment Date" means:

              (a) in relation to a Ringgit Advance, the last Ringgit Business Day of a TL I Interest Period provided that upon commencement of the installment payments under the TL I Facility, each Interest Payment Date shall coincide with the installment payment date then current for the TL I Facility;

              (b) in relation to a Dollar Advance, the last Dollar Business day of the Dollar Advance Interest Period provided that upon commencement of the installment payments under the Dollar Advances Facility, each Interest Payment Date shall coincide with the installment payment date then current for the Dollar Advances Facility;

              (c) in relation to a Dollar RC Drawdown the last Dollar Business Day of the Dollar RC Interest Period or Dollar RC Rollover Period, as the case may be;

              (d) in relation to a drawdown under the RC Facility, the last Ringgit Business Day of the Ringgit RC Interest Period or the Ringgit RC Rollover Period, as the case may be;

              "Kewangan" means BBMB Kewangen Berhad, a company incorporated in Malaysia pursuant to the Companies Act, 1965 and having its office at 1st Floor, Menara Promet, Jalan Sultan Ismail, 50250 Kuala Lumpur and includes its successors in title and assigns thereof;

              "Land" means all that piece of land provisionally known as Lot No. 12 at Sama Jaya Free Industrial Zone Kuching and measuring approximately 7.31 hectare;

              "Land Letter of Offer and Acceptance" means the letter dated 21st July 1995 from the Ministry of Industrial Development, Sarawek approving the Borrower's application for the Land, the letter dated 12th September 1995 from the Land and Survey Department, Sarawak setting out the terms and conditions of the issue of the provisional lease in respect of the Land and such other letter(s) issued by the relevant authorities in connection thereto;

              "Lenders" means (1) BBMB, in its capacity as the Working Capital Lender, (2) BBMB, in its capacity as a Lending Bank, (3) BBMB, in its capacity as the Funding Lender and (4) Kewangan, in its capacity as a Lending Bank, including their respective successors and "Lender" means any of them;

              "Lender Commitment" means (1) in relation to the Working Capital Lender, its Working Capital Commitment, (2) in relation to a Lending Bank, its Ringgit Advances Commitment (TL I), and (3) in relation to the Funding Lender, its Dollar Advances Commitment, and its Dollar RC Commitment and "Lenders Commitments" means the Lender Commitment of all the Lenders;

              "Lender Outstanding Amount" means (1) in relation to the Working Lender, its Working Capital Outstanding Amount, (2) in relation to a Lending Bank, its Lending Bank Outstanding Amount and (3) in relation to the Funding Lender, the Funding Lender Outstanding Amount and "Lenders Outstanding Amounts" means the Lender Outstanding Amounts of all Lenders;

              "Lending Bank Outstanding Amount" means, in relation to a Lending Bank at any particular time, the aggregate at such time of (i) the amount for the time being owing and outstanding from or by the Borrower to that Lending Bank under or in respect of its Proportion of the Ringgit Advances Facility and (ii) all interest, fees, costs, expenses and other monies whatsoever which are expressed to be payable to that Lending Bank under this Agreement and "Lending Bank Outstanding Amounts" means, at any particular time, the aggregate of the Lending Bank outstanding amounts of the lending Banks at such time;

              "Margin" means:

              (a)    in relation to the Dollar Advances Facility, the Advance
                     Margin;

              (b)    in relation to the TL I Facility, the TL I Margin;

              (c)    in relation to the Dollar RC Facility, the Dollar RC
                     Margin.

              "Parties" means the Borrower, the Arranger, the Facility Agent, the Security Agent and each of the Lenders and "Party" means one of such Parties;

              "Potential Event of Default" means any event or circumstance which, if it continued after the giving of any notice, the expiry of any grace period, and/or (as the case may be) the making of any reasonable determination by the Instructing Group would be an Event of Default;

              "Proportion" means, in relation to a Lending Bank, a fraction the numerator of which is the amount set out opposite its name in Column 2 of Schedule 1 and the denominator of which is RM29,200,000.00;

              "Ringgit Malaysia" and "RM" means the lawful currency of Malaysia;

              "Ringgit Advance" means an advance in Ringgit made or to be made by the Lending Banks to the Borrower under the TL I Facility or, as the case may be, the outstanding principal amount of that Ringgit Advance;

              "Ringgit Advances Commitment" means, in relation to a Lending Bank, the aggregate of its Ringgit Advances Commitment (TL I);

              "Ringgit Advances Commitment (TL I)" means, in relation to a Lending Bank and subject as provided in this Agreement, the amount set out opposite its name in Column 2 of Schedule 2 and "Ringgit Advances Commitments (TL I)" means the aggregate of the Ringgit Advances Commitments (TL I) of the Lending Banks;

              "Ringgit Advances Facility" means the TL I Facility;

              "Ringgit Advance Outstandings" means the Ringgit Advances Outstandings (TL I);

              "Ringgit Advances Outstandings (TL I)" means in relation to a Lending Bank at any particular time, the aggregate principal amount of all (if any) Ringgit Advances owing and outstanding from or by the Borrower to that Lending Bank under or in connection with the TL I Facility at that time;

              "Ringgit Business Day" means a day (other than Saturday, Sunday or any public holiday) on which (i) Ringgit deposits may be dealt in on the Kuala Lumpur inter-bank market and (ii) commercial banks are open for business in Kuala Lumpur and Sarawak;

              "Ringgit RC Interest Period" means the period of one (1), three
              (3) and six (6) months as selected by the Borrower or if no selection is made, such period as selected by the Working Capital Lender;

              "Ringgit RC Repayment Date" means the last Ringgit Business Day of a Ringgit RC Rollover Period;

              "Ringgit RC Rollover Period" means the period of one (1), three
              (3) or six (6) months, subject to the availability of funds, as selected by the Borrower, for each drawdown under the RC Facility and any roll-over thereof but in all cases to mature on a day which is not later than the expiry date of the Ringgit RC Facility and on a Ringgit Business Day;

              "Relevant Applicable Rate" means:

              (a) the aggregate of the TL I Margin and the Base Lending Rate or the Effective Cost of Funds, whichever is applicable, in respect of the TL I Facility;

              (b) the aggregate of the Advance Margin and SIBOR in respect of the Dollar Advances Facility;

              (c) the aggregate of the Dollar RC Margin and SIBOR in respect of the Dollar RC Facility;

              (d) the interest rate as set out or determined or varied as specifically permitted by the terms of this Agreement in respect of a facility within the Working Capital Facilities.

              "Security Documents" means collectively this Agreement, the Debenture, the Assignment, the Charge, the Corporate Guarantee, the Security Agency Agreement and nay and every other document from time to time executed in substitution or in addition to secure, guarantee, indemnify or otherwise assure the performance of the obligations of the Borrower hereunder;

              "Shareholders Loan" means the loans granted or to be granted by the shareholders of the Borrower to the Borrower in such amounts and on such dates as set out in Schedule 8 hereof;

              "SIBOR" means the cost to the Funding Lender of obtaining one (1), three (3) or six (6) months US Dollars deposit from the Singapore Interbank Money Market as quoted on the Reuters Screen Page as at 11:00 a.m. (Singapore time) or based on the prevailing rate as quoted in the said market whichever is applicable;

              "TL I Facility" means the term loan facility of up to the aggregate principal amount of Ringgit Malaysia Twenty Nine Million And Two Hundred Thousand (RM29,200,000.00) granted by the Lending Banks to the Borrower subject to the terms and conditions hereunder;

              "TL I Instalment Payment Date" means the date being a Ringgit Business Day on which the Borrower pays the Ringgit Advances made under the TL I Facility by Instalment pursuant to Clause 9.1.1;

              "TL I Interest Period" means, in respect of a Ringgit Advance made under the TL I Facility, a period of three (3) months commencing from the date of first Ringgit Advance under the TL I Facility provided that:

              (a) the first TL I Interest Period in respect of any Ringgit Advance other than the first Ringgit Advance shall end upon the expiry of the TL I Interest Period then current for the first Ringgit Advance so that all current TL I Interest Periods shall be co-terminous;

              (b) any TL I Interest Period relating to a Ringgit Advance which would otherwise extend beyond the last TL I Instalment Payment Date shall end on the last TL I Instalment Payment Date;

              (c) each Subsequent TL I Interest Period shall commence on the expiry of the previous one;

              (d) any TL I Interest Period which would otherwise end on a non-Ringgit business day shall end on the next succeeding Ringgit Business Day or if that Ringgit Business Day falls in the next calendar month of the year, on the preceding Ringgit Business Day;

              (e) if a TL I Interest Period is extended or shortened by (d) above, the following TL I Interest Period shall (without prejudice to the application of (d) above) end on the day on which it would have ended if the preceding TL I Interest Period had not been so extended or shortened; and

              (f) if any TL I Interest Period commences on the last Ringgit Business Day in a calendar month or if there is no corresponding date in the calendar month in which TL I Interest Period is due to end, then such TL I Interest Period shall end on the last Ringgit Business Day in the relevant later month;

              "TL I Margin" in relation to BBMB shall mean one point seven five per centum (1.75%) per annum above its Base Lending Rate or such other rate as is varied by BBMB as specifically permitted by this Agreement and in relation to Kewangan shall mean one point seven five per centum (1.75%) per annum above the Effective Cost of Funds or such other rate as is varied by Kewangan, as specifically permitted by this Agreement;

              "Transfer Certificate" means a certificate in the form set out in
              Schedule 7 signed by a Lender and a Transferee whereby:

              (a) such Lender seeks to procure the transfer to such Transferee of all or a part of such Lender's rights and obligations under the Facilities upon and subject to the terms and conditions set out in Clause 22; and

              (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as is contemplated in Clause 22.4;

              "Transfer Date" in relation to any Transfer Certificate means the date for the making of the transfer as specified in the schedule to such Transfer Certificate;

              "Transferee" means a bank or financial institution licensed under BAFIA or the Offshore Banking Act, 1990 to which a Lender seeks to transfer all or part of such Lender's rights and obligations hereunder;

              "US Dollars" or "USD" means United States Dollars, the lawful currency of United States of America;

              "Working Capital Commitment" means the commitment of the Working Capital Lender to grant the Working Capital Facilities to the Borrower of up to an aggregate principal amount of Ringgit Five Million And Nine Hundred Thousand (RM5,900,000.00) upon the terms and subject to the conditions of this Agreement;

              "Working Capital Facilities" means, in relation to the Working Capital Lender, the Working Capital Facilities described in
              Schedule 3 granted by the Working Capital Lender to the Borrower under Clause 2.1.1 and made or to be made available by the Working Capital Lender, subject to the terms and conditions of this Agreement and Working Capital Facility means any one of these Working Capital Facilities;

              "Working Capital Outstanding Amount" means, in relation to the Working Capital Lender at any particular time, the aggregate at such time of (i) the amount for the time being owing and outstanding (including contingent liabilities) from or by the Borrower to the Working Capital Lender under or in respect of the Working Capital Facilities, and (ii) all interest, fees, costs, expenses and other monies whatsoever which are expressed to be payable, whether at maturity or otherwise, to the Working Capital Lender under this Agreement;

              "Working Capital Termination Date" means the date which is a Ringgit Business Day on which the Working Capital Facilities is canceled or terminated pursuant to Clause 2.3.2 of this Agreement;

       1.2    Any reference in this Agreement to:

       1.2.1 a "month" means (and references to "months" shall be construed accordingly) a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or, if that day is not a Ringgit

              Business Day or a Dollar Business Day, as the case may be, on the next Ringgit Business Day or Dollar Business Day, as the case may be, in the said next calendar month or, if none, on the preceding Ringgit Business Day or Dollar Business Day, as the case may be, provided that if either the period starts on the last Ringgit Business Day or Dollar Business Day, as the case may be, in a calendar month or if there is no corresponding day in the next calendar month, the period shall end on the last Ringgit Business Day or Dollar Business Day, as the case may be, of the next relevant calendar month;

       1.2.2 a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association, partnership (whether or not having separate legal personality) or one or more of the foregoing;

       1.2.3 a "statute" shall be construed as a reference to such statute as amended or re-enacted from time to time;

       1.2.4 a "Consent" shall be construed so as to include any approval authorization consent exemption license permission or registration by or from any governmental or other authority or any other person;

       1.2.5 "fees, costs and expenses" shall be exclusive of any service tax or similar tax chargeable on them, which shall accordingly be payable in addition.

       1.3 Section headings are for convenience only and shall not in any way affect the interpretation thereof.

       1.4 Save where the context otherwise requires words importing the singular number include the plural and vice versa.

       2.     THE FACILITIES
              --------------

       2.1    The Facilities
              --------------

       2.1.1  Working Capital Facilities
              --------------------------

              The Working Capital Lender agrees to grant to the Borrower Working Capital Facilities, pursuant to which the Working Capital Lender will, upon the terms and conditions set out in this Agreement and upon the security granted or created in its favour under, pursuant to and/or in connection with the Security Documents, at the request of the Borrower, allow the Borrower to utilise the Working Capital Facilities, provided, however, that following such utilisation, the principal amount comprised in the Working Capital Outstanding Amount shall not exceed the Working Capital Commitment;

       2.1.2 Ringgit Advances Facility
             -------------------------

       (i) Each of the Lending Bank agrees to grant to the Borrower its respective Proportion of the TL I Facility, pursuant to which each favour under, pursuant to and/or in connection with the Security Documents and upon the terms and subject to the conditions of this Agreement, make Ringgit Advances under the TL I Facility to the Borrower provided however that the aggregate of such Ringgit Advances relating to each Lending Bank shall not exceed the Available Ringgit Advances Commitment relating to such Lending Bank.

       (ii) The tenor of the TL I Facility shall be for a period of ten (10) years (inclusive of a grace period of eighteen (18) months) commencing from the date of the first Ringgit Advance under the TL I Facility. The TL I Facility shall be subject to yearly review.

       2.1.3 Dollar Advances Facility
             ------------------------

       (i) The Funding Lender agrees to grant to the Borrower the Dollar Advances Facility, pursuant to which the Funding Lender will, upon the security granted or recreated in its favour under, pursuant to and/or in connection with the Security Documents and upon the terms and subject to the conditions of this Agreement, make Dollar Advances to the Borrower.

       (ii) The tenor of the Dollar Advances Facility shall be for a period of five (5) years (inclusive of a grace period of twelve
             (12) months) commencing from the date of the first Dollar Advance.

       2.1.4 Dollar RC Facility
             ------------------

             The Funding Lender agrees to grant to the Borrower the Dollar RC Facility, pursuant to which the Funding Lender will, upon the security granted or created in its favour under, pursuant to and/or in connection with the Security Documents and upon the terms and subject to the conditions of this Agreement, make Dollar RC Drawdown to the Borrower.

       2.2   Purpose
             -------

       2.2.1 The Borrower shall Utilise the Working Capital Facilities for the purposes of financing its working capital requirements.

       2.2.2 The Borrower shall Utilise the proceeds of each Ringgit Advance made under the TL I Facility for the purpose of part financing the construction of the Borrower's factory.

       2.2.3 The Borrower shall utilise the proceeds of each Dollar Advance made under the Dollar Advances Facility for the purpose of part financing the acquisition of new plant, machinery and equipment to be installed at the Borrower's factory.

       2.2.4 The Borrower shall utilise the proceeds of each Dollar RC Drawdown made under the Dollar RC Facility to supplement its working capital.

       2.2.5 Notwithstanding the provisions herein contained, the Arranger, the Facility Agent, the Security Agent nor any Lender need check that the respective facilities are utilised for the purposes aforesaid.

       2.3    Cancellation
              ------------

       2.3.1 The Borrower may not cancel all or any part of any of the Lenders' Commitments except as expressly provided in this Agreement.

       2.3.2 The Facility Agent may, at its absolute discretion, cancel the Facilities or any part thereof by written notice to the Borrower and any amount so cancelled shall become immediately due and payable together with interest and any other monies due thereon within thirty (30) Ringgit Business Days or Dollar Business Days, as the case may be, provided, however, the Facility Agent shall only be entitled to such right:

              (a)    upon an occurrence of the Event of Default; or

              (b) where such cancellation is made necessary as a result of statutory or regulatory requirements imposed on the Borrower and the Borrower elects in writing not to comply or fails to comply with such statutory or regulatory requirements, within thirty (30) days from the date the Facility Agent notifies the Borrower in writing of the same; or

              (c) where such cancellation is made necessary as a result of statutory or regulatory requirements imposed on the Lenders.

       3.     CONDITIONS PRECEDENT
              --------------------

       3.1    Utilisation of Working Capital Facilities
              -----------------------------------------

       3.1.1 The Borrower may not make its request to the Working Capital Lender for the utilisation of the Working Capital Facilities until the Facility Agent has confirmed to the Borrower and the Working Capital Lender that the Facility Agent has received documents appearing to the Facility Agent to comply with the requirements of
              Schedule 2 and to be satisfactory.

       3.2    Request for Ringgit Advances
              ----------------------------

       3.2.1 The Borrower may not make its request for a Ringgit Advance until the Facility Agent has confirmed to the Borrower and the Lending Banks that the Facility Agent has received documents appearing to the Facility Agent to comply with the requirements of Schedule 2 and to be satisfactory.

       3.3    Request for Dollar Advances
              ---------------------------

       3.3.1 The Borrower may not make its request for a Dollar Advance until the Facility Agent has confirmed to the Borrower and the Funding Lender that the Facility Agent has received documents appearing to the Facility Agent to comply with the requirements of Schedule 2 and to be satisfactory.

       3.4    Request for Dollar RC Drawdown
              ------------------------------

       3.4.1 The Borrower may not make its request for a Dollar RC Drawdown until the Facility Agent has confirmed to the Borrower and the Funding Lender that the Facility Agent has received documents appearing to the Facility Agent to comply with the requirements of
              Schedule 2 and to be satisfactory.

       4.     WORKING CAPITAL FACILITIES
              --------------------------

       4.1    Terms and Conditions
              --------------------

              The Working Capital Facilities shall be made available by the Working Capital Lender upon and subject to the terms and conditions contained herein or otherwise made known and agreed to by the Borrower in writing.

       4.2    Review
              ------

              The Working Capital Lender reserves the right to review the Working Capital Facilities periodically. Such review may be carried out by the Working Capital Lender as an "in-house exercise" and the Borrower need not be informed of such review.

       4.3    Revolving Credit Facility ("RC Facility")
              -----------------------------------------

       4.3.1  Purpose of the RC Facility

              The RC Facility shall be used by the Borrower to supplement its working capital requirements or such other purpose as may be acceptable to the Working Capital Lender.

       4.3.2  Drawdown

       (a) In the event the Borrower intends to drawdown the RC Facility or part thereof from the Working Capital Lender subject to the terms herein after determination of the Relevant Applicable Rate pursuant to Clause 4.3.2(b) hereof, and agreed by the Borrower, the Borrower shall give notice of such drawdown to the Facility Agent in accordance with Clause 4.3.2(b) hereof and such notice must reach the Facility Agent by the third Ringgit Business Day, at the latest, following the determination and agreement of the Relevant Rate for the RC Facility. The Borrower shall also deliver to the Facility Agent, before noon on the date of the relevant advance, a duly executed and stamped promissory note for the face amount and tenor which is equivalent to the face amount and tenor of the proposed advance.

       (b) The drawdown notice substantially in the form set out in Schedule 9 must be delivered in accordance with the provisions of Clause 29 and must specify:

              (i) the amount of the drawdown which shall be in multiples of Ringgit Malaysia One Hundred Thousand (RM100,000.00) but subject to a minimum of Ringgit Malaysia One Hundred Thousand (RM100,000.00). The total drawdown under the RC Facility must not exceed the approved sub-limit of Ringgit Malaysia One Million (RM1,000,000.00);

              (ii) the date on which the drawdown is required, which must in any event be a Ringgit Business Day not less than three (3) Ringgit Business Days following the date of the drawdown notice; and

              (iii) the Ringgit Rollover Period selected by the Borrower for such drawdown referred to herein.

       (c) Subject to Clauses 4.3.2(a) and (b) being satisfied and to the availability of funds, the Working Capital Lender shall on the date of drawdown credit the Borrower's account as specified in the drawdown notice.

       (d) The Borrower shall repay the principal amount of the RC Facility so drawdown on demand by the Facility Agent for and on behalf of the Working Capital Lender for repayment thereof or on its Ringgit RC Repayment Date unless the Borrower shall have served a request in writing on the Facility Agent at least three (3) Ringgit Business Days before the Ringgit RC Repayment Date to roll-over the principal amount for the Ringgit Rollover Period and the Working Capital Lender has agreed to the same in writing. If the Working Capital Lender has agreed to allow a rollover the principal amount of the RC Facility so drawdown which is repayable on the Ringgit RC Repayment Date shall on the Ringgit RC Repayment Date be rolled over for the Ringgit RC Rollover Period stipulated in such notice.

       (e) Any drawdown notice once received by the Facility Agent shall be irrevocable. In the event the Borrower fails to drawdown after the drawdown notice is received by the Facility Agent, the Borrower shall on demand indemnify the Facility Agent and the Working Capital Lender against all funding losses and related expenses suffered by them in liquidating or otherwise employing deposits from third parties acquired or arranged to fund the drawdown following receipt of the drawdown notice.

       (f) The Borrower may prepay the whole or any part of any drawdown under the RC Facility Provided That:

              (a)    it has given to the Facility Agent not less than fourteen
                     (14) Ringgit Business Days' notice in respect of prepayment under the Ringgit RC Facility;

              (b) all prepayments shall not be less than RM100,000.00 or in integral multiples of RM100,000.00; and

              (c)    each prepayment must be made on an Interest Payment Date;

              in default of which, the Borrower shall pay to the Facility Agent for the account of the Working Capital Lender a premium calculated at zero point five per centum (0.5%) flat on the amounts to be prepaid.

       (g)    Interest
              --------

              (i) The Working Capital Lender shall at the request of the Borrower and on selection of the Ringgit RC Interest Period by the Borrower, or if no selection is made by the Borrower, such period as selected by the Working Capital Lender, prior to making of an advance or a rollover of an advance under the RC Facility, as the case may be, determine (i) whether the Ringgit RC Interest Period or the Ringgit RC Rollover Period, as the case may be, is agreed upon and if not, the proposed Ringgit RC Interest Period or the Ringgit RC Rollover Period, as the case may be, and
                     (ii) the Relevant Applicable Rate for the intended Ringgit RC Interest Period or the Ringgit RC Rollover Period, as the case may be, and shall notify the Borrower of such determination PROVIDED ALWAYS that the Relevant Applicable Rate shall not be less than the Working Capital Lender's Effective Cost of Funds plus one point seven five per centum (1.75%) per annum.

              (ii) Interest at the Relevant Applicable Rate shall accrue from day to day and shall be calculated on the basis of the number of days elapsed and a 365 day year. The Relevant Applicable Rate so determined in accordance with the Clause 4.3.2(g)(1) above shall be the Relevant Applicable Rate for the RC Facility or portion thereof so drawdown or rolled over.

              (iii) Interest on the amount of the RC Facility so drawdown or rolled over, as the case may be, shall be payable on the Ringgit RC Repayment Date in arrears Provided Always that if the day on which interest is due is not a Ringgit business Day then payment shall be made on the next succeeding Ringgit Business Day. In the event the next succeeding Ringgit Business Days falls on the first day of the month following, then payment shall be made on the day preceding the due date for payment.

       (h) The approved sub-limits in respect of the RC Facility and the LG Facility (as hereinafter defined) may be varied by the Borrower giving not less than three (3) Ringgit Business Days' notice to the Working Capital Lender. The variation to the approved sub-limits in respect of the RC Facility and the LG Facility is subject to the available unutilised amount under the aggregate limited of RMS,900,000.00.

       4.4    Letters of Credit Facility ("LC Facility")
              ------------------------------------------

       4.4.1  Purpose

              The LC Facility shall be utilised by the Borrower to facilitate its imports or local purchase of goods, spare parts, new machinery and/or new equipment or such other purpose as may be acceptable to the Working Capital Lender.

       4.4.2  Tenor of Letters of Credit

              The Working Capital Lender will open sight and usance letters of credit and each such letter of credit shall have a maximum validity period of one hundred and eighty (180) days from its issuance date.

       4.4.3  Payment

              Full payment for each letter of credit must be effected by the Borrower upon presentation by the Borrower of the same and other relevant documents for payment.

       4.4.4  Interest

              Foreign Letters of Credit (sight)

              (i) at the prevailing overdraft rate levied or such other rate as may be levied by the Working Capital Lender's Depository Agent from the date of negotiation to the date of receipt of notification of negotiation calculated on the basis of a 365-day year for the actual number of days elapsed.

              (ii) at one point seven five percent (1.75%) per annum above the Working Capital Lender's Base Lending Rate from the date of receipt of notification of negotiation to the date of payment or conversion to the TR Facility (as hereinafter defined) or BA Facility (as hereinafter defined) calculated on the basis of a 365-day year for the actual number of days elapsed.

              Local Letters of Credit (sight)

              At one point seven five percent (1.75%) per annum above the Working Capital Lender's Base Lending Rate from the date of receipt of notification of negotiation to the date of payment or conversion to the TR Facility or the BA Facility calculated on the basis of a 365-day year for the actual number of days elapsed.

              Foreign or Local Letters of Credit (usance)

              At one point seven five percent (1.75%) per annum above the Working Capital Lender's Base Lending Rate from the date of maturity to the date of payment or conversion to the TR Facility or the BA Facility calculated on the basis of a 365-day year for the actual number of days elapsed.

       4.5    Trust Receipts Facility ("the TR Facility")
              -------------------------------------------

       4.5.1  Purpose of the TR Facility

              The TR Facility shall be utilised by the Borrower to convert bills drawn under the LC Facility issued by the Working Capital Lender to facilitate its imports or local purchase of goods related to the Borrower's trade.

       4.5.2  Utilisation of the TR Facility

       (a) The Borrower acknowledges that all goods covered by the relevant trust receipts, all documents of title relating to the goods and the proceeds of sale thereof, and all insurance monies arising from them, are held as trustees for the Working Capital Lender.

       (b) The Borrower shall hold all relevant documents of title relating to the goods for the purpose of obtaining delivery and to warehouse the goods. The goods will be warehoused in the name of the Working Capital lender or as otherwise agreed by the Working Capital Lender and at the sole expense of the Borrower.

       (c) The Borrower undertakes to keep the goods duly covered by insurance against fire and such other risks as are required by the working Capital Lender with such company or companies as acceptable to the Working Capital Lender and in case of loss to pay the insurance money immediately on receipt to the Working Capital Lender without any deduction. The Borrower agrees to pay to the Working Capital lender immediately and specifically on receipt the whole proceeds of sale and each part of the proceeds (whatever form they may take) without any deduction. The Working Capital Lender may require any money received on any insurance be applied in or towards making good the loss or damage in respect of which money is received or receivable or in or towards discharge of any principal sum, interest, default interest or any other monies payable hereunder or under any of the other Security Documents and the Working Capital Lender may give a good discharge for any such monies and nay balance remaining after discharging all monies payable hereunder or under the other Security Documents, shall be refunded to the Borrower.

       (d) The Borrower shall return to the Working Capital Lender immediately on demand at any time all relevant documents of title relating to the goods and/or any other documents received by the Borrower in exchange or substitution for them and to comply promptly and fully with any instructions which the Working Capital Lender may give as to the dealing with the goods of any of them.

       (e) The Borrower undertakes to keep the documents of title relating to the goods, the goods, the proceeds of any sale and all insurance money separate and distinct from any other documents, goods, proceeds of sale or insurance money relating to or arising from any transaction.

       (f) A copy of the relevant insurance policy showing the Working Capital Lender as mortgagee is to be delivered and to be retained by the Working Capital Lender. However, where the goods are covered by a master policy, the Borrower need not submit another insurance policy for specific goods, nor is there a need to have the master policy specially endorsed to the Working Capital Lender as mortgagee. In such an instance, the Borrower must confirm in writing to the Working Capital Lender that the master policy covers the goods financed by the Working Capital Lender and a copy of such master policy is to be delivered to the Working Capital Lender and kept by the Working Capital Lender for its reserves.

       (g) Any amount not paid by the Borrower to the Working Capital Lender under the TR Facility shall be subject to interest at the rate of one point seven five per centum (1.75%) per annum above the Base Lending Rate or such other rate as is varied by the Working Capital Lender pursuant to this Agreement and shall be payable upon maturity of the relevant bills shown by the Working Capital Lender and accepted by the Borrower on all goods covered by the relevant trust receipt.

       (h) The tenor or each TR shall be up to one hundred and eighty (180) days inclusive of supplier's credit.

       4.6    Bankers Acceptances Facility ("the BA Facility")
              ------------------------------------------------

       4.6.1  Purpose of the BA Facility

              The BA Facility shall be utilised by the Borrower for financing its export as well as inland sales, imports, as well as local purchases or for such other purpose as may be acceptable to the Working Capital Lender.

       4.6.2  Utilisation of the BA Facility

       (a) Each bankers acceptance will be discounted at inter-bank offer rates prevailing on the date of discount.

       (b) The tenor of each bankers acceptance shall be up to one hundred and eighty (180) days inclusive of supplier's credit.

       (c) If the Borrower fails to put the Working Capital Lender in sufficient funds to meets its obligations on the maturity of any bankers acceptance, the Working Capital Lender shall have the right but not the obligation to debit the Borrower's current account with the Working Capital Lender without prior notice the Borrower and if in consequent of so doing the current account is overdrawn, an additional interest of one per centum (1%) per annum above the Working Capital Lender's Base Lending Rate shall be charged and the Working Capital Lender shall not be liable if any cheque drawn under the said current account is dishonored by reason of insufficiency of funds.

       (d) All bankers acceptances accepted by the Working Capital Lender are to be discounted with the Working Capital Lender only.

       (e)    Interest and commission are to be paid at the time of acceptance.

       (f) The procedure for accepting and discounting bankers acceptances will be subject to all the conditions and guidelines laid down by Bank Negara Malaysia and/or other statutory bodies from time to time.

       (g) The Working Capital Lender reserves the right to accept or reject any bankers acceptance presented.

       (h) No new bankers acceptance will be accepted or discounted if there are any overdue amounts under the BA Facility and/or any of the other facilities.

       4.7    Export Credit Refinancing Facility ("the ECR Facility")
              -------------------------------------------------------

       4.7.1  Purpose

              The ECR (Preshipment) Facility shall be utilised by the Borrower as additional working capital to finance the Eligible Goods (as defined in the ECR Guidelines issued by Bank Negara Malaysia). The ECR (Postshipment) Facility shall be utilised by the Borrower for the purchase of usance export bills in respect of Eligible Goods.

       4.7.2  Tenor of the ECR (Preshipment) Facility

       (a) In respect of Eligible Goods not already shipped by the Borrower ("ECR-Pre") the Working Capital Lender will advance sums to the Borrower for a maximum of one hundred and twenty (120) days under pre-shipment bills of exchange. Such bills of exchange shall expire on a day which is not a Saturday, a Sunday or a public holiday in Kuala Lumpur or Kuching. Each request for an advance shall be supported by an ECR domestic letter of credit (as defined by the ECR Guidelines) or an ECR domestic purchase order (as defined by the ECR Guidelines).

       (b) The tenor of each advance under the ECR-Pre Facility shall be calculated from the date the Working Capital Lender receives the relevant supporting documents et out in Clause 4.7.2(a) above to the shipment date of the Eligible Goods from Malaysia.

       4.7.3  Tenor of Post-Shipment Advances

       (a) In respect of Eligible Goods already shipped by the Borrower ("ECR-Post") the Working Capital Lender will advance sums to the Borrower for a maximum of one hundred and eighty (180) days by discounting the amounts stated in post-shipment bills of exchange. Such bills of exchange shall mature on a day which is not a Saturday, a Sunday or a public holiday in Kuala Lumpur or Kuching.

       (b) Each request of ran advance under the ECR-Post Facility shall be accompanied by the export documents (as defined by the ECR Guidelines) in respect of the shipment of the Eligible Goods.

       (c) All post-shipment bills of exchange shall be discounted by the Working Capital Lender with recourse to the Borrower. In the event a Borrower's customer shall fail to pay a post-shipment bill for whatever reason on presentation of such bill, the Borrower shall pay the bill amount to the Working Capital Lender on demand failing which the Working Capital Lender shall be entitled to debit the Borrower's Account for the said amount. The Borrower shall also indemnify the Working Capital Lender against all costs, expenses and charges incurred by the

              Working Capital Lender arising from the default in payment by the Borrower's customer.

       4.8    Letters of Guarantee Facility ("the LG Facility")
              -------------------------------------------------

       4.8.1  Purpose of the LG Facility

              The LG Facility shall be utilised for the issuance of guarantees in favor of the Government, semi-Government and private bodies in respect of tender, performance, advance payment, security deposit, supply of equipment and other business related to the Borrower's trade.

       4.8.2  Indemnity

       (a) The Borrower is to issue a letter of indemnity for each guarantee issued under the LG Facility and in the event that the Working Capital Lender is called upon to make any payment under any of the guarantees so issued, then the Borrower shall forthwith thereafter and in any event not later than seven (7) Ringgit Business Days from the date of payment by the Working Capital Lender, repay the Working Capital Lender all such monies paid out by the Working Capital Lender, together with all interest (chargeable at one point zero percent (1.0%) above the Working Capital Lender's Base Lending Rate or such rate as the Working Capital Lender may at its absolute discretion impose subject to the maximum interest rate as allowable by Bank Negara Malaysia and any other charges and expenses incurred thereon.

       (b) Without prejudice to the Working Capital Lender's right to recall on demand, the Working Capital Lender may at its absolute discretion convert the monies paid out under any guarantee into a term loan facility or an overdraft facility on such terms and conditions (including repayments) as the Working Capital Lender may at its absolute discretion impose.

       4.8.3  Commission

       (a) The commission payable under the LG Facility shall be charged for the full liability period (inclusive of the claim period) of the guarantee issued.

       (b) Should the same letter of guarantee be renewed upon expiry, commission shall be calculated from the date or renewal to the new expiry date.


       5.     UTILISATION OF WORKING CAPITAL FACILITIES
              -----------------------------------------

       5.1 Subject to the provisions of this Agreement, any of the Working Capital Facilities made available by the Working Capital Lender to the Borrower may be utilised by the Borrower, at the request of the Borrower, made in writing to the Working Capital Lender if:

              5.1.1 following such utilisation by the Borrower, the aggregate principal amount comprised in the Working Capital Outstanding Amount shall not exceed its Working Capital Commitment;

              5.1.2 all representations and warranties in Clause 18 have been complied with and would be correct in all respects if repeated on the proposed date of utilisation of the Working Capital Facilities by reference to the circumstances then existing;

              5.1.3 no Event of Default or Potential Event of Default has occurred on or before the proposed date of utilisation of the Working Capital Facilities or will occur as a result of the utilisation of the Working Capital Facilities;

              5.1.4 such terms and conditions as may be imposed by the Working Capital Lender in relation to the utilisation of the Working Capital Facilities have been satisfactorily complied with and/or will not be breached pursuant to such utilisation;

              5.1.5 not later than 11:00 a.m. on the proposed date of utilisation of that Working Capital Facilities, the Working Capital Lender has received and found satisfactory such additional information and/or other documents as it may reasonably request.


       6.     PAYMENT OF WORKING CAPITAL FACILITIES
              -------------------------------------

       6.1    Payment by Borrower
              -------------------

       6.1.1 In consideration of the Working Capital Lender agreeing to grant or continue to grant the Working Capital Facilities to the Borrower and without prejudice to any other rights of the Working Capital Lender and obligations of the Borrower under this Agreement, the Borrower hereby covenants and undertakes with and to the Working Capital Lender that, subject to any specific agreement or arrangement for payments by the Borrower in relation to each or all of the working Capital Facilities now or hereafter subsisting between the Working Capital Lender and the Borrower, the Borrower will on demand, pay to the Working Capital Lender:

              (a) all sums of money in respect of the Working Capital Facilities which are then due and payable to the Working Capital Lender by the Borrower and whether as principal or surety or which the Borrower is then liable to pay to the Working Capital Lender anywhere or any account or otherwise or in any manner whatsoever as provided in this Agreement; and

              (b) all other liabilities in respect of the Working Capital Facilities which have accrued or become due and payable then, including the balance for the time being owing for or in respect of cheques, bills, notes, drafts or other negotiable or non-negotiable instruments accepted, paid or discounted for or on behalf of the Borrower or for any other payments, credits or advances made to or for the use or accommodation of or on behalf of the Borrower pursuant to or in respect of or under any guarantee or letter of credit given, established or opened by the Working Capital Lender for the Borrower or in respect of any other facilities whatsoever whether or not given upon or under any trust receipts or other security whatsoever or otherwise howsoever together with, in all cases aforesaid, interest and fees at such rate as may from time to time be fixed or determined by the Working Capital Lender (which shall not be more than the relevant rate provided in Clause
                     7), such interest and fees to be charged and calculated on a daily basis with monthly or such other periodic rests and together also with commission, discount and other usual bankers' charges (which shall not be more than the relevant rate provided in Clause 7), such sums to be raised and paid at the time and in the manner set out herein immediately upon service on the Borrower of a demand for payment in writing sent by the Working Capital Lender in the manner provided in this Agreement.

       6.1.2 If and when a demand is made for payment of all or any monies agreed to be paid pursuant to this Agreement and/or the account current or otherwise of the Borrower with the Working Capital Lender shall be closed and a balance shall be owing to the Working Capital Lender, the balance so owing shall be an overdue sum under this Agreement and the Borrower will, so long as the same or any part thereof shall remain owing pay to the Working Capital Lender interest thereon in accordance with Clause 10.4.


       7.     PROVISIONS RELATION TO INTEREST, SECURITIES AND OTHERS
              ------------------------------------------------------

       7.1    Interest
              --------

       7.1.1 In respect of the Working Capital Facilities, the Borrower hereby expressly agrees and declares, subject to Clauses 7.2 and 7.3 and any specific agreement or arrangement referred to in Clause 6.1.1, that:

              (a) the Working Capital Lender shall be at liberty without thereby affecting its rights under this Agreement at any time:

                     (i) to vary the rate of interest and/or commission payable for or in respect of any or all of its Working Capital Facilities or any part thereof and on serving a notice in writing on the Borrower to this effect, such amended rate of interest and/or commission shall be payable as from the date specified in the said notice Provided that such right shall only be exercisable by the Working Capital Lender upon the occurrence of an Event of Default or where such variation is made necessary as a result of any statutory and/or regulatory requirements imposed on the Borrower and/or the Working Capital Lender;

                     (ii) to vary exchange or release any security held or to be held by the Working Capital Lender for or on account of the Working Capital Facilities or any monies and liabilities owing under this Agreement or any part thereof; and

                     (iii) to vary any credit to the Borrower and to renew bills or promissory notes in any manner and to compound with, give time for payment (except that any such time given shall not extend beyond the Working Capital Termination Date), accept composition from and make any other arrangements with any person or party liable to that Working Capital Lender in respect of bills, rates or other securities held or to be held by that Working Capital Lender for its Working Capital Facilities or any monies or liabilities owing under this Agreement or any part thereof.

       7.1.2 When the payment of any monies under any of the Working Capital Facilities shall be secured to the Working Capital Lender by any bill of exchange, promissory note, draft, receipt or other instrument reserving a higher rate of interest to be paid in respect thereof than that provided in Clause 7.2, such higher rate of interest shall be payable in respect of such monies and nothing contained in or to be implied by this Agreement shall affect the right of the Working Capital Lender to enforce and recover payment of such higher rate of interest.

       7.2    Interest, Commission and Other Charges
              --------------------------------------

              The Working Capital Lender agrees with the Borrower (but without affecting its rights under Clauses 6.1.2 and 7.1.2) that the rate of interest, fees, commission and other charges payable by the Borrower on each sub-facility of the Working Capital Facilities utilised by the Borrower shall not exceed the rate specified in
              Schedule 3 in respect of each sub-facility granted to the Borrower under its Working Capital Facilities.

       7.3    Miscellaneous
              -------------

       7.3.1 The Working Capital Lender agrees that no Working Capital Facilities may be canceled prior to the Working Capital Termination Date otherwise than pursuant to Clauses 14 and 17.


       8.     DRAWDOWN
              --------

       8.1    Drawdown Conditions for Ringgit Advances
              ----------------------------------------

       8.1.1 Subject to the provisions of this Agreement, Ringgit Advances will be made by the Lending Banks to the Borrower at its request if the following additional conditions are fulfilled:

              (a) not later than 11:00 a.m. on the third Ringgit Business Day before the proposed date of the relevant Ringgit Advance, the Facility Agent has received:

                     (i)    a notice substantially in the form set out in
                            Schedule 4 specifying (aa) the proposed ate of that Ringgit Advance, which must be a Ringgit Business Day falling on or before the Commitment Termination Date and (bb) the amount of that Ringgit Advance, which must be in multiples of RM100,000.00 subject to a minimum of RM100,000.00 provided that the aggregate of the Ringgit Advances made or to be made under the TL I Facility shall not at any time exceed the Available Ringgit Advances Commitment (TL I);

                     (ii) a certificate of work done issued by the Contractor's architect in respect of Ringgit Advances to be made under the TL I Facility;

              (b) all representations and warranties in Clause 18 (except to any extent waived in accordance with Clause 23.2) have been complied with and would be correct in all respects if repeated on this proposed date of that Ringgit Advance by reference to the circumstances then existing;

              (c) no Event of Default or Potential Event of Default has occurred on or before the proposed date of that Ringgit Advance, or will occur as a result of the making of that Ringgit Advance, other than that waived in accordance with Clause 23.2; and

              (d) not later than 11:00 a.m. on the proposed date of that Ringgit Advance, the Facility Agent and/or the Lending Banks have received and found satisfactory such additional information, legal opinions and/or other documents relevant in the context of or relating to this Agreement as it or they may reasonably request.

       8.1.2 The Facility Agent shall promptly notify the Lending Banks of the proposed date of, the amount of, each Ringgit Advance.

       8.1.3 Each Lending Bank shall participate in each Ringgit Advance made pursuant to Clause 8.1.1 in respect of the TL I Facility in its respective Proportion.

       8.2    Drawdown Condition for Dollar Advances
              --------------------------------------

       8.2.1 Subject to the provisions of this Agreement and to the availability of funds, Dollar Advances will be made by the Funding Lender to the Borrower at its request if the following conditions are fulfilled:

              (a) not later than 11:00 a.m. on the third Dollar Business Day before the proposed date of the relevant Dollar Advance, the Facility Agent has received from the Borrower:

                     (i)    a notice substantially in the form set out in
                            Schedule 5 specifying (aa) the proposed date of that Dollar Advance, which must be a Dollar Business Day falling on or before the Commitment Termination Date and (bb) the amount of that Dollar Advance, which must be in multiples of USD100,000.00 subject to a minimum of USD100,000.00 Provided That the aggregate of the Dollar Advances made to be made under the Dollar Advances Facility shall not at any time exceed the Available Dollar Advances Commitment (cc) the Dollar Advance Interest Period selected by the Borrower for such Dollar Advance Provided that if the Borrower fails to select the Dollar Advance Interest Period, the Funding Lender shall be at liberty to select the Dollar Advance Interest Period; and

                     (ii) original document verified by an independent engineer/valuer acceptable to the Facility Agent or other documents reasonably acceptable to the Facility Agent confirming the purchase, value and installation of machines and an independent opinion from a consultant acceptable to the Facility Agent confirming the date of installation of the machines (if the machines have been installed) in writing, in respect of Dollar Advances to be made under the Dollar Advances Facility.

              (b) all representations and warranties in Clause 18 (except to any extent waived in accordance with Clause 23.2) have been complied with and would be correct in all respects if repeated on the proposed date of that Dollar Advance by reference to the circumstances then existing;

              (c) no Event of Default or Potential Event of Default has occurred on or before the proposed date of that Dollar Advance, other than that waived in accordance with Clause 23.2; and

       8.2.2 The Facility Agent shall promptly notify the Funding Lender of the proposed date of, and the amount of, each Dollar Advance.

       8.2.3  (a) Subject to Clause 8.2.3(b) hereof, all payments under the
                  Dollar Advances Facility for the purchase of new fixed assets shall be made direct to the parties concerned against relevant original documents evidencing the delivery and installation thereof.

              (b) Where the purchase price of the new fixed assets have
                  been paid by the Borrower directly to the vendors of such fixed assets, the Funding Lender, upon receipt of the original document by the Facility Agent and/or the Funding Lender to evidence the delivery and installation of such fixed assets and/or other documentary evidence satisfactory to the Facility Agent and/or the Funding Lender that the
                  purchase price has    been paid to the said vendors, will
                  reimburse the Borrower for such payments.

              (c) The Facility Agent shall have custody or possession of the original documents referred to in this Clause so long as this Agreement remains in subsistence PROVIDED, however. the Borrower may request the Facility Agent in writing and at its own cost and expenses for the release of any one of such original documents and the Facility Agent, acting on the instructions of the Instructing Group, will only release such original documents after the interest of the Beneficiaries have been endorsed thereon.

       8.3        Drawdown Conditions for Dollar RC Drawdown
                  ------------------------------------------

       8.3.1 Subject to the provisions of this Agreement and to the availability of funds Dollar RC Drawdown will be made by the Funding Lending to the Borrower at is request if the following conditions are fulfilled:

              (a) not later than 11:00 a.m. on the third Dollar Business Day before the proposed date of the relevant Dollar RC Drawdown, the Facility agent has received from the
                     Borrower:

                     (i)    a notice substantially in the form set out in
                            Schedule 6 specifying (aa) the proposed date of that Dollar RC Drawdown, which must be a Dollar Business Day and (bb) the amount of the Dollar RC Drawdown which must be in multiples of USD100,000.00 subject to a minimum of USD100,000.00. Provided that the aggregate of the Dollar RC Drawdowns made or to be made under the Dollar RC Facility shall not at any time exceed the Available Dollar RC Commitment and
                            (cc) the Dollar RC Interest Period selected by the Borrower for such Dollar RC Drawdown Provided that if, the Borrower fails to select the Dollar RC Interest Period, the Funding Lender shall be at liberty to select the Dollar RC Interest Period for that particular Dollar RC Drawdown; and

                     (ii) not later than 12:00 noon on the proposed date of the relevant Dollar RC Drawdown, a duly executed and stamped Promissory Note for the amounts of each Dollar RC Drawdown;

              (b) all representations and warranties in Clause 18(except to any extent waived in accordance with Clause 23.2) have been complied with and would be correct in all respects if repeated on the proposed date of the Dollar RC Drawdown by reference to the circumstances then existing;

              (c) no Event of Default or Potential Event of Default has occurred on or before the proposed date of that Dollar RC Drawdown, other than that waived in accordance with Clause 23.2;

              (d) not later than 11:00 a.m. on the proposed date of that Dollar RC Drawdown, the Facility Agent and/or the Funding Lender have received and found satisfactory such additional information, legal opinions and/or other document relevant in the context of or relating to this Agreement as it may reasonably request.

       8.3.2 The Facility Agent shall promptly notify that Funding Lender of the proposed date of, and the amount of, each Dollar RC Drawdown.


       9.     REPAYMENT AND PREPAYMENT
              ------------------------

       9.1    Repayment of Ringgit Advances
              -----------------------------

       9.1.1 The Borrower shall repay the Ringgit Advances made under the TL I Facility by the thirty four (34) quarterly installments commencing on the 21st month from the date of the first Ringgit Advance in respect of the TL I Facility. The amount of each installment will vary based on the aggregate of all Ringgit Advances made under the TL I Facility Provided that after the Commitment Termination Date, the amount of the remaining installments in respect of the TL I Facility shall be fixed by the Facility Agent.

       9.2    Repayment of Dollar Advances
              ----------------------------

       9.2.1 The Borrower shall repay the Dollar Advances made under the Dollar Advances Facility by sixteen (16) quarterly installments commencing on the 15th month from the date of the first Dollar Advance. The amount of each installment will vary based on the Dollar RC Loan provided that after the Commitment Termination Date, the amount of the remaining installments will be fixed by the Facility Agent.

       9.2.2 The Facility Agent shall promptly notify the Borrower of the amount of each installment payable by it under the Dollar Advances Facility.

       9.3    Repayment of Dollar RC Loan
              ---------------------------

       9.3.1 The Borrower shall repay the principal amount of each Dollar RC Drawdown on the Dollar RC Repayment Date unless the Borrower shall have served on the Facility Agent not less than three (3) Dollar Business Days, prior to the Dollar RC Repayment Date, a request to rollover the principal amount of the Dollar RC Drawdown for a period of one (1), three (3) or six (6) months and the Funding Lender has agreed to the same in writing. If the Funding Lender agrees to the request for a rollover, then the principal amount of the Dollar RC Drawdown which is repayable on the Dollar RC Repayment Date shall on the Dollar RC Repayment Date be rolled over for the Dollar RC Rollover Period stipulated in such notice.

       9.4    Prepayment of Ringgit Advances Facility
              ---------------------------------------

       9.4.1 The Borrower may prepay the whole or any part of any Ringgit Advance Provided That:

              (a)    it has given to the Facility Agent not less than thirty
                     (30) Ringgit Business Days' notice; and

              (b) all prepayments shall not be for less than RM100,000.00 or in integral multiples of RM100,000.00;

              in default of which, the Borrower shall pay to the Facility Agent for account of the Lending Banks a premium calculated at the rate of zero point five per centum (0.5%) flat on amounts to be prepaid.

       9.4.2 Amounts prepaid shall be applied in the inverse order of maturity and any amount prepaid cannot be re-borrowed by the Borrower.

         9.5      Prepayment of Dollar Advances Facility
                  --------------------------------------

         9.5.1 The Borrower may prepay the whole or any part of any Dollar Advance Provided That:

                  (a) it has given to the Facility Agent not less than thirty (30) Dollar Business Days' notice in respect of prepayment under the Dollar Advances Facility; and

                  (b) all prepayments shall not be for less than USD100,000.00 or in integral multiples of USD100,000.00;

                  in default of which, the Borrower shall pay to the Facility Agent for the account of the Funding Lender a premium calculated at zero point five per centum (0.5%) flat on amounts to be prepaid.

         9.5.2 Amounts prepaid shall be applied in the inverse order of maturity and any amount prepaid cannot be re-borrowed by the Borrower.

         9.6      Prepayment of Dollar RC Facility
                  --------------------------------

         9.6.1 The Borrower may prepay the whole or any part of any Dollar RC Drawdown Provided That:

                  (a) it has given to the Facility Agent not less than fourteen (14) Dollar Business Days' notice in respect of prepayment under the Dollar RC Facility;

                  (b) all prepayments shall not be less than USD100,000.00 or in integral multiples of USD100,000.00; and

                  (c)      each prepayment must be made on an Interest Payment
                           Date:

                  in default of which, the Borrower shall pay to the Facility Agent for the account of the Funding Lender a premium calculated at zero point five per centum (0.5%) flat on the amounts to be prepaid.

         9.6.2 The Borrower shall, upon demand, reimburse the Facility Agent for all cost, expenses or other charges incurred by the Facility Agent in the event of such prepayment.

         9.7      Miscellaneous
                  -------------

         9.7.1    Any notice of prepayment given by the Borrower under Clause
                  9.4.1 (a) or 9.5.1 (a) or 9.6.1 (a) will oblige the Borrower to prepay in accordance with that notice.

                  The Borrower may not repay or prepay all or any part of the Ringgit Advances Outstandings or the Dollar Advances Outstandings or the Dollar RC Loan except as expressly provided in this Agreement and may not re-borrow any amount repaid or prepaid.


         10.      INTEREST

         10.1     Interest Rates and Interest Period
                  ----------------------------------

         10.1.1 Interest at the Relevant Applicable Rate shall accrue from day to day and shall be calculated on each Ringgit Advance on the basis of a year of 365 days for the actual number of days elapsed and shall exclude the day of which interest is paid. Interest shall be paid on the relevant Interest Payment Date.

         10.1.2 Interest at the Relevant Applicable Rate shall accrue from day to day and shall be calculated on each Dollar Advance made under the Dollar Advance Facility on the basis of a year of 360 days for the actual number of days elapsed and shall exclude the day on which the interest is paid. Interest shall be paid on the relevant Interest Payment Date.

         10.1.3 Interest at the Relevant Applicable Rate shall accrue from day to day and shall be calculated on each Dollar RC Drawdown made under the Dollar RC Facility on the basis of a year of 360 days for the actual number of days elapsed and shall exclude the day on which interest is paid. Interest shall be paid on the relevant Interest Payment Date.

         10.2     Notification of Interest Rates
                  ------------------------------

         10.2.1 Each of the Lending Bank shall promptly notify the Facility Agent of its rate of interest.

         10.2.2 The Funding Lender shall promptly notify the Facility Agent of its rate of interest.

         10.2.3 The Facility Agent shall promptly notify the Borrower of each rate of interest notified to the Facility Agent by the relevant Lender pursuant to Clause 10.2.1 and 10.2.2.

         10.3     Payment of Interest
                  -------------------

         10.3.1 Subject as otherwise provided in this Agreement, on each Interest Payment Date relating to a Ringgit Advance, the Borrower shall pay to the Facility Agent for the account of the Lending Banks the unpaid interest accrued during the relevant TL I Interest Period, on that Ringgit Advance at the Relevant Applicable Rate.

         10.3.2 Subject as otherwise provided in this Agreement, on each Interest Payment Date relating to a Dollar Advance made under the Dollar Advance Facility, the Borrower shall pay to the Facility Agent for the account of the Funding Lender the unpaid interest accrued during that Dollar Advance Interest Period on that Dollar Advance at the Relevant Applicable Rate.

         10.3.3 Subject as otherwise provided in this Agreement, on each Dollar RC Interest Payment Date relating to a Dollar RC Drawdown made under the Dollar RC Facility, the Borrower shall pay to the Facility Agent for the account of the Funding Lender the unpaid interest accrued during that Dollar RC Interest Period on that Dollar RC Drawdown at the Relevant Applicable Rate.

         10.4     Default Interest
                  ----------------

         10.4.1 If the Borrower does not pay any sum payable under this Agreement (including, without limitation, any sum payable under this Clause) when due, it shall pay interest, in the same currency as that in which that overdue sum is payable, on the amount from time to time outstanding in respect of that overdue sum for the period beginning on the 11th day after its due date and ending on the date of its receipt by the Facility Agent or the relevant Lender (both before and after judgment and notwithstanding the termination of any banker and customer relationship) in accordance with this Clause. For the purpose of this Clause, if any payment is received by the Facility Agent on the due date, but after the term required and too late to be made available by the Facility Agent on that due date to the Lender(s) entitled to it, that payment shall be deemed to be received on the next Ringgit Business Day or the Dollar Business Day, as the case may be.

         10.4.2 Interest under this Clause shall be calculated by reference to successive Interest Periods, each of which (other than the first, which shall begin on the 11th day after its due date) shall begin on the last day of the previous one. Each such Interest Period shall be of one month or such other period as the Facility Agent may from time to time select and the rate of interest payable on each person's share of that overdue sum for all or any part of a particular Interest Period shall be the rate per annum (as quoted by that person to the Facility Agent) equal to the sum of the Default Rate, the Margin and the cost (as certified by that person and expressed as a rate per annum) to that person (including the cost occasioned by or attributable to complying with reserves, liquidity, deposit or other requirements imposed on that person by such relevant authority or authorities) of funding its share of that overdue sum, in the currency in which it is payable, for that Interest Period by whatever means it determines to be appropriate.

                  In this sub-Clause 10.4.2 "Default Rate" means one per centum (1.0%) per annum or such other relevant rate not exceeding the maximum interest rate imposed by Bank Negara Malaysia from time to time.

         10.4.3 Each Lender to whom any default interest is payable under this Agreement shall promptly notify the Borrower and the Facility Agent of each rate of interest determined in accordance with Clause 10.4.2.

         10.5     Variation of Interest Rate/Commission
                  -------------------------------------

                  Each of the Lenders reserve the right to vary from time to time and at its absolute discretion, the interest and/or commission payable by the Borrower to that Lender under this Agreement Provided that such right shall only be exercisable by that Lender upon the occurrence of an Event of Default or where such variation is made necessary as a result of any statutory and/or regulatory requirements imposed on the Borrower and/or the Lenders.


         11.      FEES
                  ----

         11.1     Participation Fee
                  -----------------

         11.1.1 Upon the execution of this Agreement, the Borrower shall pay to the Facility Agent for the account of the Lenders a participation fee of USD55,000.00.

         11.1.2 On receipt of the participation fee, the Facility Agent shall pay to each Lender, its share of the participation fee in the amount already agreed between the Facility Agent and that Lender.

         11.2     Commitment Fees
                  ---------------

         11.2.1 The Borrower shall pay to the Lending Banks a commitment fee at the rate of zero point two five per centum (0.25%) per annum on the account of the Available Ringgit Advances Commitment based on the drawdown schedule for the TL I Facility and ending on the Commitment Termination Date. Such drawdown schedules shall be agreed upon by the Facility Agent and the Borrower on or before the execution of this Agreement and shall be annexed hereto as Schedule 10. The Ringgit Advances commitment fees shall be payable from the date of this Agreement to the earlier of he Commitment Termination Date or the date on which the Available Ringgit Advances Commitment first equals zero.

         11.2.2 The Borrower shall pay to the Funding Lender a commitment fee at the rate of zero point two five per centum (0.25%) per annum on the account of the Available Dollar Advances Commitment based on the drawdown schedule for the Dollar Advances Facility and ending on the Commitment Termination Date. Such drawdown schedule shall be agreed upon by the Facility Agent and the Borrower on or before the execution of this Agreement and shall be annexed hereto as Schedule 10. The Dollar Advances commitment fee shall be payable from the date of this Agreement to the earlier of the Commitment Termination Date or the date on which the Available Dollar Advances Commitment first equals zero.

         11.2.3 The Borrower shall pay to the Funding Lender a commitment fee at the rate of zero point two five per centum (0.25%) per annum on the Available Dollar RC Commitment from day to day during the period beginning on the date of this Agreement and ending on the Commitment Termination Date. The Dollar RC commitment fee shall be payable from the date of this Agreement and on the earlier of the Commitment Termination Date and the date on which the Available RC Commitment first equals zero.

         12.      INDEMNITIES
                  -----------

         12.1     Miscellaneous Indemnities
                  -------------------------

                  The Borrower shall on demand indemnity the Facility Agent, the Security Agent, the Arranger and the Lenders against any funding or other cost, loss (including loss of Margin), expense or liability sustained or incurred by it as a result of:

                  (a) any Ringgit Advance not being made by reason of non-fulfillment of any of the conditions in Clause
                           3.2.1 or the Borrower purporting to revoke the notice requesting a Ringgit Advance.

                  (b) a Dollar Advance not being made by reason of non-fulfillment of any of the conditions in Clause
                           3.3.1 or the Borrower purporting to revoke a notice requesting a Dollar Advance.

                  (c) a Dollar RC Drawdown not being made by reason of non-fulfillment of any of the conditions in Clause
                           3.4.1 or the Borrower purporting to revoke a notice requesting for a Dollar RC Drawdown.

                  (d) the occurrence or continuance of any Event of Default or Potential Event of Default.

                  (e) the receipt of recovery by any Lender (or the Facility Agent on its behalf) of all or any part of its Outstandings otherwise than on the last day of an Interest Period or the receipt or recovery by any Lender (or the Facility Agent on its behalf) of all or any part of an overdue sum otherwise than on the last day of an Interest Period relating to that overdue sum.

         12.2     Broken Funding Costs
                  --------------------

                  In the case of sub-Clause 12.1(a), (b), (c) and (e) above, the amount payable shall in any event include the amount (if any) by which:

                  (a) the amount of interest which the relevant person is able to obtain by placing an amount equal to its share of the relevant Ringgit Advance, or overdue sum payable in Ringgit on deposit in the Kuala Lumpur inter-bank market or, as the case may be, the relevant Dollar Advance or the relevant Dollar RC Drawdown or respective overdue sum payable in Dollars on deposit in the inter-bank market, for the remainder of the relevant Interest Period, as soon as reasonably practicable after it becomes aware that the relevant Ringgit Advance or Dollar Advance or Dollar RC Drawdown is not being made or (as the case may be) of the relevant receipt or recovery;

                  is less than:

                  (b) the amount of interest which, in accordance with the expressed terms of this Agreement, would otherwise be payable to that person on the Ringgit Advance or, as the case may be, the Dollar Advance or, as the case may be, the Dollar RC Drawdown for its first Interest Period or on the relevant amount so received or recovered for the remainder of the relevant Interest Period.

         12.3     Currency Indemnity
                  ------------------

         12.3.1 Any amount received or recovered by any part to this Agreement (other than the Borrower) in respect of any sum expressed to be due to it from the Borrower under or in connection with this Agreement or any other Security Documents in a currency (such currency being referred to as the "Relevant Currency") other than the currency in which such sum is expressed to be due under this Agreement or any other Security Document (such currency being referred to as the "Currency of Account") whether as a result of, or of the enforcement of, a judgment or order of court or tribunal of any jurisdiction, in the dissolution of the Borrower or otherwise, shall only constitute a discharge to the Borrower to the extent of the amount in the Currency of Account which the recipient is able, in accordance with its usual practice, to purchase with the amount of the Relevant Currency so received or recovered on the date of that receipt or recovery (of, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

         12.3.2 If that amount in the Currency of Account is less than the amount of the Currency of Account due to the recipient under or in connection with this Agreement or any other Security Document, the Borrower shall indemnify it against any loss sustained by it as a result. In any event, the Borrower shall indemnify the recipient against the cost of making any such purchase. For the purpose of this sub-clause 12.3, it will be sufficient for the recipient to demonstrate that it would have suffered a loss had an actual exchange or purchase taken place.

         12.4     Indemnities Separate
                  --------------------

                  Each of the indemnities in this Agreement constitute a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Arranger, the Facility Agent, the Security Agent and/or any Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or other.



         13.      TAXES
                  -----

         13.1     Payments to be Free and Clear
                  -----------------------------

                  All sums payable by the Borrower under this Agreement shall be paid (i) free of any restriction or conditions, (ii) free and clear of and (except to the extent required by law) without any deduction or withholding for or on account of any tax and
                  (iii) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

         13.2     Grossing-up of Payments
                  -----------------------

         13.2.1 If the Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time deduct or withhold any tax or other amount from any sum paid on payable by, or received or receivable from, the Borrower under this Agreement, the Borrower shall pay such additional amount as is necessary to ensure that the Facility Agent, the Security Agent or the relevant Lender, as the case may be, to which that sum is due receives on the due date and retains (free from any liability other than tax on its own overall net income) a net sum equal to what it would have received and so retained had not such deduction or withholding been required or made.

         13.2.2 If the Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time pay any tax or other amount on, or calculated by reference to, any sum received or receivable by the Facility Agent, the Security Agent or any lender, as the case may be, under this Agreement (except for a payment by the Facility Agent, the security Agent or a Lender of tax on its own overall net income), the Borrower shall pay or procure the payment of that tax or other amount before any interest or penalty becomes payable or, if that tax or other amount is payable and paid by the Facility Agent, the Security Agent or any Lender shall reimburse it on demand for the amount paid by it.

         12.2.3 Within thirty (30) Ringgit Business Days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30)

                  Ringgit Business Days after the due date of payment of any tax or other amount which it is required by Clause 13.2.2 to pay, the Borrower shall deliver to the Facility Agent evidence satisfactory to the Facility Agent, the Security Agent or the relevant Lender, as the case may be, of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.



         14.      CHANGES IN CIRCUMSTANCES
                  ------------------------

         14.1     Illegality
                  ----------

         14.1.1 If at any time any Lender determines that it is or will become unlawful or contrary to any directive of any agency of any state for it to allow all or part of its Lender's Commitment to remain outstanding, to make, fund or allow to remain outstanding all or part of its Outstanding Amount and/or to carry out all or any of its other obligations under this Agreement, upon that Lender notifying the Facility Agent and the Borrower.

                  (a) its Lender's Commitment or the relevant part thereof, shall be cancelled; and

                  (b)      the Borrower shall:

                           (i) prepay that Lender's Outstanding Amount, or the relevant part thereof, on such date as that Lender shall certify to be necessary to comply with the relevant law or directive with all unpaid accrued interest thereon, all unpaid fees accrued to that Lender and any other sum then due to that Lender under Clause 12.1 or any other provision of this Agreement; and/or

                           (ii) (if that Lender is a Working Capital Lender and a part of the Lender's Outstanding Amount, or a relevant part thereof, comprise its Working Capital Outstanding Amount which include any contingent liabilities of that Lender) pay to the Facility Agent for the account of that Lender an amount equal to the aggregate of the amounts of the contingent liabilities of that Lender comprised in its Working Capital Outstanding Amount (which shall be held by the Facility Agent for the account of the Working Capital Lender and applied towards the discharge of the obligations of the Borrower to the Working Capital Lender under or in connection with this Agreement and shall only be released to the Borrower as and when and to the extent that the maximum contingent liability of the Borrower to the Working Capital Lender under this Agreement is reduced) and shall pay any sum then due from the

                                    Borrower to the Working Capital Lender in relations to its Working Capital Facilities.

         14.2     Increased Costs
                  ---------------

         14.2.1 If the Facility Agent or (as the case may be) any Lender determines that, as a result of (a) the introduction of or any change in, or in the interpretation or application of, any law (which shall for this purpose include any removal or modification or any exemption currently in force in favor of the Borrower) or (b) compliance by the Facility Agent or that Lender with any directive any agency of any state (including, without limitation, a directive which affects the manner in which that Lender allocates capital resources to its obligations under this Agreement or any Working Capital Facilities granted by it to the Borrower):

                  (i) the cost to that Lender of maintaining all or any part of its Lender's Commitment and/or of making, maintaining or funding all or any part of its Lender's Outstanding Amount or any overdue sum is increased; and/or

                  (ii) any sum received or receivable by the Facility Agent or (as the case may be) that Lender under this Agreement or the effective return to it under this Agreement or any Working Capital Facilities granted by it to the Borrower or the overall return on its capital is reduced (except on account of tax on its overall net income); and/or

                  (iii) the Facility Agent or (as the case may be) that Lender makes any payment (except on account of tax on its overall net income) or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement;

                  the Borrower shall indemnify the Facility Agent or (as the case may be) that Lender against that increased cost, reduction, payment or forgone interest or other return (except to the extent that if results from a deduction or withholding of tax) and, accordingly, shall from time to time on demand (whenever made) pay to the Facility Agent for its own account or (as the case may be) for the account of that Lender the amount certified by it to be necessary so to indemnify it. Under this Clause 14.2.1, a Lender shall be entitled to claim interest or other return directly attributable to this Agreement, its Lender's Commitment, its Lender's Outstanding Amount or its share of any overdue sum, but also for that proportion of any cost, reduction, payment or forgone interest or other return which that Lender determines to be allocable to this Agreement, its Lender's Commitment, its Outstanding Amount or its share of any overdue sum in relation to any law or directive applicable to that Lender or affecting the conduct of that Lender's business or a type of business or the manner in which or the extent to which that Lender allocates capital resources.

         15.      PAYMENTS
                  --------

         15.1     Ringgit Advances
                  ----------------

         15.1.1 On each date on which a Ringgit Advance under the TL I Facility is to be made, each Lending Bank shall make its Proportion of that Ringgit Advance available to the Borrower in Ringgit, in immediately available and freely transferable funds to the account of the Borrower with such bank in Kuala Lumpur or Kuching as the Borrower shall have specified in the notice requiring that Ringgit Advance. Each of the Lending Bank shall promptly notify the Facility Agent upon making such Ringgit Advance.

         15.1.2 On each date on which any sum is due from the Borrower to each Lending Bank under this Agreement in Ringgit, it shall make that sum available to that Lending Bank, by payment in Ringgit, in immediately available and freely transferable funds to the account of the Lending Bank with such bank in Kuala Lumpur or Kuching as the Lending Bank shall have designated to it for this purpose. Each Lending Bank shall promptly notify the Facility Agent upon receipt of any such sum from the Borrower.

         15.2     Dollar Advances
                  ---------------

         15.2.1 On each date on which a Dollar Advance is to be made, the Funding Lender shall make that Dollar Advance available to the Borrower, and on each date on which any sum is due to the Funding Lender from the Borrower in US Dollars it shall make that sum available to the Funding Lender, by payment in US Dollars and in funds which are for same day settlement to the Account of the Borrower with BBMB, Kuala Lumpur Branch.

         15.3     Dollar RC Drawdown
                  ------------------

         15.3.1 On each date on which a Dollar RC Drawdown is to be made, the Funding Lender shall make that Dollar RC Drawdown available to the Borrower, and on each date on which any sum is due to the Funding Lender from the Borrower in US Dollars it shall make that sum available to the Funding Lender, by payment in US Dollars and in fund which are for same day settlement to the account of the Borrower with BBMB, Kuala Lumpur Branch.

         15.4     Distribution to Lenders, Agents
                  -------------------------------

         15.4.1 The Facility Agent shall make available to each Lender (other than the Funding Lender) before close of business in Kuala Lumpur on that date its pro rata share (if any) of any sum in Ringgit so received or recovered by the Facility Agent from the Borrower in the same currency and funds as received by the Facility Agent to such account of that Lender with such bank in Kuala Lumpur as it shall have designated to the Facility Agent for that purpose. If any sum is received by the Facility Agent from the Borrower later than 11:00 a.m. on its due date, the Facility Agent shall make each Lender's share (if any) available to it as soon as practicable thereafter.

         15.4.2 The Facility Agent shall make available to the Funding Lender before close of business in Singapore on that date any sum in US Dollars so received by the Facility Agent from the Borrower in the same currency and funds as received by the Facility Agent to such account of the Funding Lender with such bank in Kuala Lumpur as it shall have designated to the Facility Agent for that purpose. If any sum is received by the Agent from the Borrower later than 11:00 a.m. (local time in Singapore), the Facility Agent shall make available to it the said sum in US Dollars as soon as practicable thereafter.

         15.5     Order or Distribution
                  ---------------------

                  If the amount received by the Facility Agent from the Borrower for the account of the Lenders on any date is less than the total sum remaining and/or becoming due to the Lenders under this Agreement on that date, the Facility Agent shall apply that amount tin or towards payment of the following sums in the following order:

                  (a) first, any sum then due to the Facility Agent in its capacity as such; and

                  (b) secondly, in or towards payment pro rata of any sums then due to the Lender (or any of them).

                  Any such applications shall override any purported appropriation by any person.

         15.6     Refunding of Payments
                  ---------------------

                  The Facility Agent shall not be obliged to (but may) make available to any person any sum which it is expecting to receive for the account of that person until it has been able to establish that it has received that sum. Howsoever, it may do so if it wishes. If and to the extent that it does so but it transpires that it has not then received the sum which it paid out:

                  (a) the person to whom the Facility Agent made that sum available shall on request refund it to the Facility Agent; and

                  (b) that person or (at the option of the Facility Agent) the person by whom that such should have been made available shall on request pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility agent against any funding or other cost, loss expense or liability sustained or incurred by it as a result of paying out that sum before receiving it but without prejudice to the rights of any party hereto against such defaulting party.

         15.7     Non-Business Days
                  -----------------

         15.7.1 If any Interest Payment Date or any other repayment date, (each such date hereinafter referred to as a "Relevant Date") would otherwise fall on a day which is not a Ringgit Business Day or, as the case may, a Dollar Business Day, it shall instead fall on the next Ringgit business Day or, as the case may be, Dollar Business Day in the same calendar month (if there is one) or the preceding Ringgit Business Day, or as the case may be, Dollar Business Day (if there is not).

         15.7.2 Any payment to be made by the Borrower on a day which is not a Relevant Date and which would otherwise be due on a day which is not a Ringgit Business Day or, as the case may be, a Dollar Business Day shall instead be due on the next Ringgit Business Day or, as the case may be, Dollar Business Day.



         16.      SECURITY
                  --------

         16.1 For the consideration aforesaid and for better securing the repayment by the Borrower of the moneys due and payable or hereafter due and payable under the Facilities respective interest thereon and all other moneys hereby agreed to be paid under this Agreement and the other Security Documents the Borrower hereby agrees that the Facilities shall be secured against the Security Documents.

         16.2 The Borrower hereby warrants, represents and declares that there is not mortgage charge pledge or lien or any encumbrance over the assets secured under the Security Documents or any part thereof and:

                  (a) The Borrower shall not have power to create any subsequent assignment mortgage charge pledge lien or encumbrance in respect of the assets secured under the Security Documents or any part thereof without the prior written consent of the Security Agent and the Lenders, such consent shall not be unreasonably withheld by the Security Agent and the Lenders;

                  (b) This Agreement shall be without prejudice to any security already given by the Borrower to the Security Agent and the Lenders whether the same be for securing repayment of the principal sums and interest hereby secured or any part hereof or any other moneys and whether such security is taken as additional or collateral security or otherwise howsoever.

         16.3 The Borrower shall at the request of the Lenders and at the cost and expense of the Borrower charge or deposit with the Security Agent all documents of title of any or all immovable and movable properties vested in the Borrower for any tenure save for future assets and properties of the Borrower which are excluded in accordance with the provisions in the Debenture. Such charge or deposit shall be by way of security for the repayment of the principal sum of the Facilities respective interest thereon and all other monies covenanted to be paid herein and in the Security Documents.

         16.4 The security created by the Security Documents is and shall be a continuing security for all moneys whatsoever now or hereafter from time to time owing to the Facility Agent, Security Agent and the Lenders by the Borrower whether alone or jointly and severally with another or others and whether as principal or surety notwithstanding that the Borrower may at any time or times cease to be indebted to any of them for any period or periods and notwithstanding any settlement of account or accounts or otherwise.



         17.      EVENTS OF DEFAULT
                  -----------------

         17.1     Upon the occurrences of any of the following events:

                  17.1.1 the Borrower fails to pay any sum payable by it under any of the Security Documents within ten (10) days after the same has become due; or

                  17.1.2 the Borrower commits any breach of any other provision of the Security Documents, and such breach (if capable of remedy) is not remedied within thirty
                           (30) days of notification of such breach by the Facility Agent; or

                  17.1.3 any representation or warranty made or deemed to be made or repeated by the Borrower in or pursuant to the Security Documents is or proves to have been untrue or incorrect in any material and adverse respect when made or when deemed to be repeated with reference to the facts and circumstances existing at such time; or

                  17.1.4 an encumbrancer takes possession over the undertaking assets rights or revenues of the Borrower or a distress or other process is lifted or enforced upon any such assets rights or revenues and any such action is not lifted or discharged within fourteen
                           (14) days or in the opinion of the Facility Agent (acting on the instructions of an Instructing Group) is not bona fide challenged by the Borrower in the appropriate court within seven (7) days of such possession or distress or enforcement; or

                  17.1.5 a petition is presented or an order is made or a resolution is passed for the winding up or dissolution of the Borrower or Corporate Guarantor; or

                  17.1.6 any of the Security Documents is or becomes or is alleged to be unlawful or unenforceable in any material and adverse respect; or

                  17.1.7 any requisite Consent for the borrowing of the Facilities is withdrawn or revoked or expires or is modified or made subject to any condition which may have a materials adverse effect on the Borrower; or

                  17.1.8 any other event or series of events or any circumstances whether related or not (including but without limitation any adverse change in the assets or financial condition of the Borrower and/or Corporate Guarantor) occurs or arises which, in the opinion of the Facility Agent (acting on the instructions of the Instructing Group, may/would (be likely to) have a material adverse effect on the Borrower or its ability or willingness to perform or comply with any of its obligations under the Security Documents; or

                  17.1.9 the transfer of the Land in favor of the Borrower is not executed within seven (7) days from the date of written request by the Security Agent or is not registered for any reason whatsoever resulting in the non-registration of the Charge; or

                  17.1.10 the Borrower fails and/or neglects to execute the transfer of the Land as transferers; or

                  17.1.11 the Borrower breaches any term or condition of the Land Letter of Offer and Acceptance; or

                  17.1.12 the Borrower fails to obtain the necessary Consent for the transfer of the land to the Borrower and/or the Charge; or

                  17.1.13 the Land Letter of Offer and Acceptance is revoked for any reason whatsoever; or

                  17.1.14 the Corporate Guarantor ceases to be the major shareholder of the Borrower; or

                  17.1.15 the Corporate Guarantor and/or the Borrower ceases or threatens to cease to carry on its business; or

                  17.1.16 any other indebtedness of the Borrower in respect of borrowed money is or is declared to be or is capable of being rendered due and payable before its normal maturity by reason of actual or potential default and in the reasonable opinion of the Facility Agent (acting on the instructions of the Instructing Group) may/would (be likely to) have a adverse effect on the Borrower or its ability or willingness to perform or comply with any of its obligations under any of the Security Documents; or

                  then and in any such event and at any time thereafter if such event is continuing the Facility Agent may by notice to the Borrower declare that the Facilities shall be cancelled and the Lender's Outstanding Amounts have become immediately due and repayable, whereupon the Borrower shall forthwith repay the same together with all interest accrued and all other sums payable under the Security Documents. A demand for repayment of the Lenders Outstanding Amounts may be made by notice in writing from the Facility Agent to the Borrower demanding payment of the same within seven (7) Ringgit Business Days or, as the case may be, seven (7) Dollar Business Days or, as the case may be, seven (7) Dollar Business Days, from the date of such notice.



         18.      REPRESENTATIONS AND WARRANTIES
                  ------------------------------

         18.1     Representation and Warranties
                  -----------------------------

                  The Borrower represents and warrants to the Beneficiaries as at the date hereof and shall be deemed to represent at each date of drawdown, as follows:

                  18.1.1 the execution of the Security Documents is a valid and legally binding obligation on the Borrower enforceable in accordance with the terms therein;

                  18.1.2 the execution of the Corporate Guarantee by the Corporate Guarantor is valid and legally binding obligation on the Corporate Guarantor enforceable in accordance with the terms therein;

                  18.1.3 the execution delivery and performance of the Security Documents and the use of the Facilities do not and will not:

                           (a) contravene any law regulation directive judgment or order to which the Borrower and/or the Corporate Guarantor is subject; or;

                           (b) result in any actual or potential breach of or default under any obligation agreement instrument or Consent to which the Borrower and/or the Corporate Guarantor is a party or by which it is bound;

                  18.1.4 no litigation arbitration or administrative or winding up proceeding and without limitation no dispute with any statutory or governmental authority is pending or to the Borrower's knowledge threatened against it or any of its assets which might/would be likely to have a material adverse effect on the Borrower (having regard to all its other obligations);

                  18.1.5 no Event of Default or Potential Event of Default has occurred and is continuing;

                  18.1.6 the Borrower is not in default in the payment of any due and payable taxes or in the filing registration or recording of any document or under any legal or statutory obligation or requirement which default might/would be likely to have a material adverse effect on the Borrower;

                  18.1.7 the Borrower will not nor would it, with the giving of notice or lapse of time or any certificate or the making of any determination or any combination thereof be in breach of or in default under any agreement relating to any indebtedness to which it is a party or by which it is bound which might/would have a material adverse effect on the Borrower (having regard to all its other obligations);

                  18.1.8 all Consents necessary or appropriate for the execution, delivery and performance of the Security Documents and the grant of and use of the Facilities have been obtained and complied with and the same are in full force and effect;

                  18.1.9 all factual information supplied by the Borrower to the Facility Agent in contemplation or for the purpose of this Agreement, was true and accurate in all material respects as at its date and not misleading; and such information did not omit anything, nor since the date of such information has anything occurred, which renders that information untrue or misleading in any material respect or which, if disclosed, might/would (be likely to) adversely affect the reasonable decision of a person considering whether to enter into this Agreement; and all projections and statements of belief and opinion given by the Borrower to the Facility Agent were made honestly and in good faith after due and careful inquiry and remain valid;

                  18.1.10 Section 62 of BAFIA would not be contravened upon the granting of the Facilities by the Lenders;

                  18.1.11 The Land Letter of Offer and Acceptance has been duly accepted by the Borrower;

                  18.1.12 The Land Letter of Offer and Acceptance is still valid and binding on the Borrower.


         19.      COVENANTS
                  ---------

         19.1     Particular Covenants
                  --------------------

                  The Borrower hereby expressly covenants with the Beneficiaries that at all times during the continuance of this Agreement and so long as any principal sums under the Facilities so utilised and interest and any monies payable under this Agreement or other Security Documents shall remain unpaid:

                  19.1.1 it will ensure that its obligations under this Agreement and the other Security Documents shall at all times rank ahead of all its other present and future liabilities to any other third party or parties (with the exception of any obligations which are mandatorily preferred by law and not by contract);

                  19.1.2 it will obtain, maintain in full force and effect and comply with all Consents and any conditions thereof necessary (or appropriate) for the execution delivery and performance of this Agreement and the other Security Documents and the use of the Facilities;

                  19.1.3 it will promptly inform the Facility Agent, forthwith upon becoming aware of the same, of any occurrence or circumstance of which it becomes aware which might/would be likely to adversely affect its ability to perform its obligations under the Security Documents and of any Event of Default or Potential Event of Default;

                  19.1.4 it will punctually pay all interests payable on its relevant Interest Payment Dates and any other sums owing under any of the Security Documents;

                  19.1.5 it will furnish to the Facility Agent all information as the Facility Agent shall reasonably request concerning the use of the Facilities and on any factors partially affecting the financial condition of the Borrower;

                  19.1.6 it will promptly inform and keep the Facility Agent informed of any legal proceedings litigation claims of a material nature involving the Borrower which would have a material adverse effect on its assets or financial condition or its ability to observe or perform its obligations under the Security Documents;

                  19.1.7 it will observe and perform all terms and conditions of the Land Letter or Offer and Acceptance and will make all necessary payments pursuant to the said letter;

                  19.1.8 it will execute all documents, undertake all acts necessary to effect a transfer of the land in favor of the Borrower and the Charge;

                  19.1.9 it will procure the delivery of the relevant issue document of title to the Land when issued, the said transfer and all other necessary documents to effect the transfer of the Land in favor of the Borrower to the Security Agent or its solicitors;

                  19.1.10 it will inform the Security Agent as regards the progress in the issuance of the separate document of title to the Land and inform the Security Agent in respect of all matters relating to the Land;

                  19.1.11 it will ensure that there is no material change in the nature of its business;

                  19.1.12 it will not make any repayments in respect of the Shareholders Loan;

                  19.1.13 it will convert the Shareholders Loan to paid-up capital on acquisition of the new plant and machinery;

                  19.1.14 it will maintain its debt : equity ratio to at least 3 : 1. For the purpose of this paragraph, equity shall include loans from its shareholders;

                  19.1.15 it will procure its shareholders to meet any cost overrun and at the request of the Facility Agent procure documentary evidence in this respect;

                  19.1.16 it will pay or procured to be paid punctually, in accordance with all proper demands for payment, all sums due or to become due under the construction contract in respect of the factory on the Land and all other costs relating thereto, duly comply with all its obligations and take all reasonable steps to assume that other parties comply with their respective obligations under the said contract;

                  19.1.17 it will at all times comply with all applicable laws or directives and any conditions of any consent relating to the construction of the factory on the Land and maintain in full force and effect such consents and if required, apply for all consent;

                  19.1.18 it will supply a copy of the said construction contract to the Security Agent;

                  19.1.19 it will allow the Security Agent and its agents and employees (subject to prior appointment) access from time to time to the Land and for the purpose of carrying out an inspection and review thereof, cause its agents or employees to give their full co-operation on any such inspection and all and any reasonable expenses incurred by the Security Agent in connection with such inspection shall be borne by the Borrower (save and except for expenses incurred in respect of post sanction visits which will be borne by the respective Lenders);

                  19.1.20 it will maintain in full force and effect all Consents;

                  19.1.21 it will promptly inform the Security Agent on receipt of any notice from the relevant land authority; and

                  19.1.22 it will at all times comply with all terms and conditions of the manufacturing license issued in connection with the Borrower's manufacturing activities.

         19.2     Restrictive Covenants
                  ---------------------

                  The Borrower hereby covenants with the Beneficiaries that during the continuance of this Agreement it will not without the consent of the Facility Agent (acting on the instructions of the Instructing Group) in writing first had and obtained, such consent shall not be unreasonably withheld:

                  19.2.1 create or permit to subsist any encumbrance over all or any of its present or future revenues or assets, charged under any of the Security Documents, such consent not to be unreasonably withheld by the Facility Agent;

                  19.2.2 make any loans or grant any credit or give any guarantee or indemnity to or for the benefit or any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation or any other person, otherwise than in the ordinary courses of its business and/or in accordance with schemes approved by the Borrower for its employees;

                  19.2.3 (disregarding disposals in the ordinary course of business) sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets unless such sale is in respect of non material items disposed of on an arms length basis;

                  19.2.4 declare any dividends or any other distribution of profits (whether in cash, specie or otherwise) within the first three (3) years from the date of this Agreement. Thereafter the Borrower without prior permission shall be entitled to declare dividends PROVIDED that such payment of dividends shall not exceed 15% of the Borrower's retained earnings in any one financial year;

                  19.2.5 vary, cancel rescind or otherwise terminate or agree to any variation cancellation, rescission or accept any repudiation of the said construction contract;

                  19.2.6 sell, lease, transfer or otherwise dispose of the Land;

                  19.2.7 change its corporate structure either by merger, amalgamation, reorganization or reconstruction;

                  19.2.8   amend its Memorandum and Articles of Association;

                  19.2.9 enter into any transaction with any person other than in the ordinary course of business on ordinary commercial terms and at arm's length;

                  19.2.10 made any prepayment or repayment in respect of any debt (except any debts incurred by way of normal trade transactions) or loan advanced to the Borrower by the shareholders third parties or related companies as defined under Section 6 of the Companies Act, 1965 (except the Comerica Bank loan of approximately United States

                           Dollars Ten Million (USD10,000,000.00) provided that in _____ month, the Borrower shall repay all monies to the Lenders first before any repayment of the loan or any part thereof;

                  19.2.11 save as provided by any provisions herein decrease or in any way whatsoever alter the authorized or issued Capital of the Borrower whether by varying the amount structure or value thereof or the rights attaching thereto or convert any of the its share capital into stock or by consolidating, dividing, or sub-dividing all or any of its shares;

                  19.2.12 make advances or guarantee to others or make investments in other companies or enterprises (other than normal trade credit or temporary loans to customers, contractors or suppliers in the ordinary course of business);

                  19.2.13  reduce its share capital;

                  19.2.14 enter or threaten to enter into any partnership, profit sharing or royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be shared with any other person, firm, company, or enter into any management contract or similar arrangement whereby the Borrower's business or operations are managed by any other person, firm or company save and except in the ordinary course of the Borrower's business;

                  19.2.15 make or permit loans or make advances to any shareholder or director of the Borrower or to any related or associate company of the Borrower or to any shareholder or director thereof or guarantee any person, enterprise, or company (other than normal trade credits or trade guarantees or temporary loans to staff, customers or suppliers in the ordinary course of business);

                  19.2.16  alter the category of land use of the Land;

                  19.2.17 allow or permit any change in the Corporate Guarantor's shareholding in the Borrower to less than 75%.

         19.3     Government Acquisition
                  ----------------------

         19.3.1 In the event that the Land or any part thereof shall at any time become the subject matter of or be included in any notice notification or declaration concerning or relating to acquisition by government or governmental authority or any inquiry or proceedings in respect thereof if any government or governmental authority shall condemn, nationalize, seize or otherwise expropriate all or any part of the property or other assets of the Borrower charged hereunder or under any of the other Security Documents or shall have assumed custody or control of such property or other assets the Borrower shall forthwith inform the Facility Agent of the same and shall forward to the Facility Agent a copy or copies of any such notice, notification or declaration as soon as the same shall be delivered to or served on the Borrower and shall not be more than three (3) days of receiving such notification or declaration.

         19.3.2 The Facility agent shall be entitled to engage advisers and agents (including solicitors and valuers) as it may think fit for the purpose of appearing or attending at or advising upon any inquiry or proceedings affecting concerning or relating to any such acquisition, expropriation or any of the matters referred to in Clause 19.3.1 hereof at the reasonable expense of the Borrower.

         19.3.3 All monies received as or by way of compensation in respect of any of the matters referred to in Clause 19.3.1 hereof shall be applied in or towards discharge or repayment of any money or liability secured by the Security Documents and the Borrower shall, and hereby declares that it will hold all such monies so received in trust for the Facility Agent and the Borrower agrees and confirms that the Facility Agent may receive and give a good discharge for all such monies.


         20.      INSURANCE
                  ---------

         20.1 The Borrower shall so long as any monies under any of the Security Documents remain unpaid:

                  20.1.1 at all times prior to the completion of the construction of the factory on the Land effect and maintain with insurers or underwriters acceptable by the Lenders in writing from time to time insurances against such risks and liabilities customary for businesses similar to its business as the Lenders may from time to time require and in amounts and on terms satisfactory to the Lenders, including but not limited to Contractor's all risks insurance and material supplies insurance;

                  20.1.2 at all times after the completion of the said factory effect and maintain with insurers or underwriters acceptable by the Lenders in writing from time to time insurances against such risks and business as the Lenders may from time to time require and in amounts and on terms satisfactory to the Lenders, including but not limited to insurances over the buildings on the Land against loss and damage by fire, explosion, aircraft and other serial devices and articles dropped therefrom, storm, tempest, flooding, burst pipes and tanks, subsidence, malicious damage and such other risks as the Lenders may from time to time require to the full reinstatement value of the buildings on the Land (which shall not be less than any amount in that behalf which the Lenders may from time to time notify to it) together with additional amounts estimated as sufficient to cover architects' surveyors' and other professional fees and the costs of demolition and debris removal and will give such information to the Lenders regarding such insurances as the Lenders may from time to time require;

                  20.1.3 punctually pay or procure to be paid all premium and deliver or procure to be delivered receipts therefor to the Security Agent; and

                  20.1.4 not make, do, consent, or agree to any act or omission which would or might enable cancellation of any of the insurances or render any of the insurances invalid, void, voidable or unenforceable.

         20.2     Each of such insurances shall:

                  20.2.1 be taken out in the joint names of the Borrower and the Security Agent for and on behalf of the Lenders or be noted, by indorsement on such insurances (in such form as may be acceptable to the Lenders), with the interest of the Beneficiaries;

                  20.2.2 contain a non-cancellation clause, a mortgage interest clause and a loss payee or beneficiary clause in favor of the Security Agent for and on behalf of the Lenders;

                  20.2.3 acknowledge that the Borrower is the sole party liable to pay the premium in respect thereof;

                  20.2.4 provide for the insurers or underwriters to pay to the Security Agent at least thirty (30) days' prior notice of cancellation by reason of non-payment of calls, premiums or otherwise and allow the security Agent or the Lenders an opportunity of paying such calls or premiums which may be in default;

                  20.2.5 provide that they may not be altered or amended without the prior consent in writing of the Security Agent;

                  20.2.6 acknowledge that all proceeds shall, irrespective of any other provisions therein contained, be paid to the Security Agent without deduction, set-off or counterclaim in respect of any outstanding premiums or calls on it. The Security Agent (acting on the instructions of the Instructing Group) may require any money received on any insurance be applied in or towards making good the loss or damage in respect of which money is received or receivable or in or towards discharge of any principal sum, interest, default interest or any other monies payable hereunder or under any of the other Security Documents and the Security Agent may give a good discharge for any such monies and any balance remaining after discharging all monies payable hereunder or under the other Security Documents, shall be refunded to the Borrower; and

                  20.2.7 be in all other respects in form and substance acceptable to the Security Agent.

                  Each of such insurances shall also contain a loss payee and notice of cancellation clause, a notice of assignment signed in accordance with the relevant policy rules and such other terms and conditions as the Lenders may require, all such provisions to be in form and substance acceptable to the Lenders.

         21.      AGENCY PROVISIONS
                  -----------------

         21.1 Each of the Arrangers and the Lenders hereby appoint each of the Facility Agent and the Security Agent to act as its agent in connection with the Security Documents and authorizes each Agent to exercise such rights, powers and discretions as are specifically delegated to such Agent by the terms hereof and of any other Security Document together with such other rights, powers and discretions as are reasonably incidental thereto.

         21.2     The Beneficiaries agree that each Agent may:

                  21.2.1   assume that:

                           (a) any representation made by any person in connection with any Security Document is true;

                           (b) no event which is an Event of Default or Potential Event of Default has occurred; and

                           (c) no person is in breach of or default of its obligations under any Security Document unless it has actual knowledge or actual notice to the contrary;

                  21.2.2 assume that the Facility Office of each Lender is that identified in the Schedule (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Lender a notice designating some other office of such Lender to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

                  21.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

                  21.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of any person upon a certificate signed by or on behalf of any person;

                  21.2.5 rely upon any communication or document believed by it to be genuine;

                  21.2.6 refrain from exercising any right, power or discretion vested in it as agent under Security Document unless and until instructed by the Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

                  21.2.6 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with any Security Document until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions.


         21.3     The Facility Agent shall:

                  21.3.1 promptly inform each Lender of the contents of any notice or document received by it from the Borrower or the Security Agent hereunder;

                  21.3.2 promptly notify each Lender of the occurrence of any Event of Default or any default by the Borrower in the due performance of or compliance with its obligations under this Agreement of which the Facility Agent has actual knowledge or actual notice;

                  21.3.3 save as otherwise provided herein, act in accordance with any instructions given to it by the Instructing Group, which instructions shall be binding on the Arranger and the Lenders; and

                  21.3.4 if so instructed by the Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder.

         21.4 Not withstanding anything to the contrary expressed or implied herein, none of the Agents or Arranger shall:

                  21.4.1   be bound to enquire as to:

                           (a) whether or not any representation made by any person in connection herewith or with the Security Documents is true;

                           (b) the occurrence or otherwise of any event which is or may become an Event of Default;

                           (c) the performance by any person of its obligations under any Security Documents; or

                           (d) any breach of or default by any person of or under its obligations under any Security Document;


                  21.4.2 be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account;

                  21.4.3 be bound to disclose to any other person any information relating to the Borrower if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

                  21.4.4 be under any obligations other than those for which express provision is made herein.

         21.5 Each Lender shall from time to time on demand by an Agent, indemnify such Agent, in the proportion its share of its Lender's Outstanding Amounts (or, if no drawdown has been made, its Lender's Commitment) bears to the amount of the Lenders Outstanding Amounts (or, if no drawdown has been made, the aggregate amount of the Commitments) at the time of such demand (or, if the Lender's Outstanding Amounts has then been repaid in full, immediately prior to the final repayment thereof), against any and all costs, claims, expenses (including legal fees) and liabilities which such Agent may incur, otherwise than by reason of its own gross negligence or willful misconduct, in acting in its capacity as agent hereunder or under any Security Document.

         21.6 None of the Agents or the Arranger accepts any responsibility for the accuracy and/or completeness of any information supplied by the Borrower in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of any Security Document and none of the Agents or the Arranger shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement or any other Security Documents save in the case of gross negligence or willful misconduct.

         21.7 Each of the Lenders agrees that it will not assert or seek to assert against any director, officer or employee of any Agent or the arranger any claim it might have against any of them in respect of the matters referred to in Clause 21.6.

         21.8 The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty (30) days' prior written notice to that effect to each of the other parties hereto Provided that no such resignation shall be effective until a successor for such Agent is appointed in accordance with the succeeding provisions of this Clause 21.

         21.9 Any Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty (30) days' prior written notice to that effect to each of the other parties hereto Provided that no such resignation shall be effective until a successor for such Agent is appointed in accordance with the succeeding provisions of this Clause 21.

         21.10 If an Agent gives notice of its resignation pursuant to Clause 21.9, then any reputable and experienced bank or other financial institution may be appointed as a successor to such Agent by the Instructing Group (or failing such appointment during the period of such notice, by the Agent itself) with the consent of the Borrower which consent shall not be unreasonably withheld or delayed.

         21.11 If a successor to such Agent is appointed under the provisions of Clause 21.10 then (i) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 21 and (ii) its successor and each of the other Parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

         21.12 It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition creditworthiness, condition affairs, status and nature of the Borrower and, accordingly, each Lender warrants to the Agents and the Arranger or any of them;

                  21.12.1 to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any person in connection with any Security Document or the transactions herein contemplated (whether circulated to such Lender by any Agent or Arranger); or

                  21.12.2 to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

         21.13 The Facility Agent may at any time without the consent of the Lenders or the Instructing Group, but only if and in so far as such matters are purely technical or mechanical and which will not have a material commercial effect on the transaction or relate to the correction of a manifest error, grant any consent under this Agreement or waive on such terms and subject to such conditions as it shall think fit and proper any requirement of this Agreement or any breach by the Borrower of any of the covenants or other provisions of this Agreement and in all such circumstances the Facility Agent will not be deemed to be acting unreasonably or with undue delay if it seeks the instructions of the Instructing Group before taking any such action. Any such consent, waiver or agreement shall be binding on the Lenders.



22.      ASSIGNMENT AND TRANSFERS
         ------------------------

22.1     Benefit of Agreement
         --------------------

         This Agreement shall be binding upon and ensure to the benefit of each Party hereto and its successors and assigns.

22.2     Assignments and Transfers by the Borrower
         -----------------------------------------

         The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

22.3     Assignments and Transfers by Lenders
         ------------------------------------

22.3.1 Any Lender may at any time assign all or any of its rights and benefits hereunder and under the Security Documents or transfer in accordance with Clause 22.4 all or any of its rights, benefits and obligations hereunder and under the Security Documents to a company which is its subsidiary or holding company or to any other financial institution without any consent.

22.3.2 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 22.3.1, then, unless and until the assignee has agreed with the Beneficiaries that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, the Beneficiaries shall not be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

22.4 If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 22.3.1, then such transfer may be effected by the delivery to the Facility Agent of a duly completed and duly executed Transfer Certificate in which event, on this later of the Transfer Date specified in such Transfer Certificate and the fifth (5th) Ringgit Business Day after (or such earlier Ringgit Business Day endorsed by the Facility Agent on such "Transfer Certificate failing on or after) the date of delivery of such Transfer Certificate to the Facility Agent:

         22.4.1 to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights and obligations hereunder, the Borrower and such Lender shall each be released from further obligations to the other hereunder and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 22.4 as "discharged rights and obligations);

         22.4.2 the Borrower and the Transferee party thereto shall each assume obligations towards each other and/or acquire rights against each other which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Lender; and

         22.4.3 The facility Agent, the Arranger, such Transferee and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights and/or obligations acquired or assumed by it as a result of such transfer

22.5 Any Beneficiary may at any time change its Facility Office by giving written notice of such change to the Agents and the Borrower.



23.      MISCELLANEOUS
         -------------

23.1     Modification and Indulgence
         ---------------------------

         The Beneficiaries may in their absolute discretion at any time and without in any way affecting any of their powers, rights or remedies conferred herein or in any of the other Security Documents or affecting the security thereunder:

         23.1.1 determine, vary or increase any of the approved sub-limits, exceed or allow the Borrower to exceed such sub-limit and may open and/or continue any account or accounts for the Borrower and the Borrower hereby expressly consents to any such reduction, determination, variation and/or increase as may be effected or determined by the Beneficiaries;

         23.1.2 vary or depart from the terms and conditions in the Security Documents governing the Facilities or any of them (however substantial) but such variation or departure shall not increase the Borrower's obligations under the Security Documents without the Borrower's written consent;

         23.1.3 grant to the Borrower, or any surety or guarantor any time or indulgence;

         23.1.4   renew any bills, notes or other negotiable securities;

         23.1.5 deal with, exchange, release or modify or abstain from perfecting or enforcing any securities or guarantees or rights they may now or at any time hereafter or from time to time have (including any under the Security Documents) from or against the Borrower or any other person; or

23.2     Waiver
         ------

         No waiver by the Beneficiaries or any of them of the Borrower's compliance with any of the provisions in any of the Security Documents or of any of the conditions precedent to utilisation or to drawdown shall affect the Borrower's obligation to subsequently comply with all provisions of such Security Doicuments ot to comply with all he conditions precedent for any subsequent utilisation or drawdown. No failure or delay on the part of the Beneficiaries or any of them in exercising nor any omission to exercise any right, power, privilege or remedy accruing to them under the Security Documents upon any default on the part of the Borrower shall impair any such right, power, privilege or remedy or be construed as a waiver thereof or an acquiescence in such default, affect or impair any of their right, power, privilege or remedy in respect of any other or subsequent default.



24.      Costs and Expenses
         ------------------

24.1 The Borrower shall, from time to time on demand of the Facility Agent, reimburse the agents and the Arranger for all reasonable costs and expenses (including legal fees) incurred by them in connection with the negotiation, preparation and execution of this Agreement and the completion of the transaction herein contemplated.

24.2 The Borrower shall, from time to time on demand of the Facility Agent, reimburse the for all costs and expenses (including legal fees) reasonably incurred by any of them in or in connection with the preservation and/or enforcement of any of the rights of the Beneficiaries under this Agreement and each of the Security Documents.

24.3 The Borrower shall pay all stamp, registration and other documentary duties to which this Agreement or any Security Document or any judgment given in connection herewith or therewith is or at any time may be subject in Malaysia an shall, from time to time within ten (10) days of demand by the Facility Agent, indemnify each Beneficiary against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.



25.      Liens and other Securities not Affected
         ---------------------------------------

         Nothing herein contained shall prejudice or affect any lien to which the Beneficiaries are entitled or any other securities which the Beneficiaries may at any time or from time to time hold for or on account of the monies advanced hereunder nor shall anything herein contained operate so as to merge or otherwise prejudice or affect any bill, note or guarantee, mortgage or other security which the Beneficiaries may for the time being have for any money intended to be hereby or otherwise secured or any right or remedy of the Beneficiaries thereunder.

26.      Calculations and Evidence of Debt
         ---------------------------------

26.1 The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (i) the amount of the drawdown made or arising hereunder and each Lender's share therein, (ii) the amount of all principal, interest and other sums due or to become due from the borrower to any of the Lenders hereunder and each Lender's share therein and (iii) the amount of any sum received or recovered by the Facility Agent hereunder and each Lender's share therein.

26.2 In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 26.1 shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded.



27.      Disclosure
         ----------

         The Borrower hereby expressly authorizes the Agents, the Arranger and the Lenders to furnish all relevant information pertaining to the Facilities to the Central Credit Bureau of BNM whenever requested to do so in writing from time to time pursuant to any applicable regulation or directive (whether having the force of law or otherwise), to the BBMB Group or to any potential Transferees and they shall not be liable for furnishing such information.



28.      Governing Law
         -------------

         The Security Documents shall be governed by and construed in all respects in accordance with the laws of Malaysia and the Parties hereby submit to the jurisdiction of the Courts of Malaysia in all matters connected with the obligations and liabilities of the parties under the Security Documents.



29.      Notices
         -------

29.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex, facsimile or letter.

29.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen (15) days' written notice to the Facility agent specified another address) be made or delivered to that other person at the address identified herein or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee.

29.3 Any communication or document made or delivered under Clause 29.1 hereof shall be deemed to have been made or delivered:

         29.3.1   in the case of delivery in person, at the time of delivery;

         29.3.2 in the case of prepaid registered post, five (5) days after the date of posting or where posted to an address outside Malaysia, seven (7) days after the date of posting;

         29.3.3 in the case of telex on receipt by the sender of the answer-back code of the recipient at the end of the transmission; and

         29.3.4 in the case of telegram or facsimile, within twenty-four (24) hours after the time of transmission by the sender to be authenticated by the receipt by the sender of a transmission controlled report appearing on its face to emanate from the sender's machine showing the relevant number of pages, the correct facsimile number of the recipient and the result of the transmission being described as "O.K." or any equivalent description indicating that the communication has been properly transmitted. The original of the notice demand or request so sent by facsimile shall be forwarded to the receiving party by prepaid registered post.

         Provided That any communication or document to be made or delivered to the Facility Agent shall be effective only when received by the Facility Agent.



30.      Agreement to Prevail
         --------------------

         In the event of any conflict between the provisions of this Agreement and any of the other Security Documents, the provisions of this Agreement shall prevail.



31.      Severability
         ------------

         Any condition, term, stipulation, covenant or undertaking of this Agreement which is illegal, prohibited or unenforceable shall be ineffective to the extent of such illegality, voidness, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof.

32.      Concurrent Actions
         ------------------

         In the event of the Borrower defaulting in payment of any sums due or payable hereunder whether or not a demand is required or has been made or in the event of the Borrower failing to observe or perform any of the provisions of this Agreement it shall be lawful for the Security Agent forthwith to institute such lawful for the Security Agent forthwith to institute such proceedings and take such steps as it may think fit to enforce or exercise of all or any of the rights and remedies available whether under all or some of the Security Documents or by statute or otherwise and the Security Agent shall be entitled to exercise such rights and remedies concurrently.



33.      Time of the Essence
         -------------------

         Time wherever mentioned herein, shall be of the essence of this Agreement.



34.      Choice of Legal Remedy
         ----------------------

         The Beneficiaries shall be entitled to recover from the Borrower all sums payable by the Borrower under the Facilities without first availing itself of its legal remedies under this Agreement or the other Security Documents or against any other security which the Beneficiaries may now or at any time hereafter or from time to time have from or again person.



35.      Principal & Subsidiary Instruments
         ----------------------------------

         It is hereby declared and agreed:

         35.1     this Agreement;

         35.2     the Debenture;

         35.3     the Assignment;

         35.4     the Charge;

         35.5     the Corporate Guarantee; and

         35.6     the Security Agency Agreement;

         are instruments employed in one transaction within the meaning of
         Section 4(3) of the Stamp Act, 1949 (Consolidated and Revised 1989) to secure one aggregate principal sum comprising:

         (i)      TL I Facility of up to RM29,200,000.00;

         (ii)     Dollar Advances Facility of up to USD4,000,000.00;

         (iii)    Dollar RC Facility of up to USD2,00,000.00;

         (iv)     Working Capital Facilities of up to RM5,900,000.00;

         and respective interest thereon and for the purpose of the said Section this Agreement is deemed to be the Principal Instrument and the other documents the Subsidiary Instruments.

      IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seal the day and year first above written.



The Common Seal of ZYCON
CORPORATION SDN. BHD. was hereunto
affixed in the presence of :


----------------------------------      -------------------------------------

Director                                *Director/Secretary





SIGNED by

for and on behalf of
BANK BUMPUTRA MALAYSIA BERHAD
as Arranger in the presence of:





SIGNED by

for and on behalf of
BANK BUMPUTRA MALAYSIA BERHAD
as Working Capital Lender
in the presence of:

SIGNED by

for and on behalf of
BANK BUMPUTRA MALAYSIA BERHAD
as Lender Bank
in the presence of:




SIGNED by

for and on behalf of
BBMB Kewangan Berhad
as Lending Bank
in the presence of:




SIGNED by

for and on behalf of
BANK BUMIPUTRA MALAYSIA BERHAD
as Funding Lender
in the presence of:

SIGNED by

for and on behalf of
BANK BUMIPUTRA MALAYSIA BERHAD
as Facility Agent
in the presence of:





SIGNED by

for and on behalf of
BANK BUMIPUTRA MALAYSIA BERHAD
as Security Agent
in the presence of:


                                                         SCHEDULE 1
                                                         ----------

                                               LENDER AND LENDERS COMMITMENTS


                            Column 1                Column 2                Column 3                Column 4

                            Working Cap             Ringgit Malaysia        Dollar Advances         Dollar RC
under                       Commitment              Commitment              Commitment              Commitment
-----                       ----------              ----------              ----------              ----------

8MB BUMIPUTRA               RM5,900,000.00          RM14,600,000.00          USD4,000,000.00         USD2,000,000.00
MALAYSIA
BERHAD
Negara Bumiputra
Alan Melaka
0100 Kuala Lumpur

Telex: PUTRA MA  28065
Facsimile: 2914967


                                                     SCHEDULE 1 (Cont.2)
                                                     -------------------

                                               LENDER AND LENDERS COMMITMENTS


                            Column 1                Column 2                Column 3                Column 4

                            Working Cap             Ringgit Malaysia        Dollar Advances         Dollar RC
under                       Commitment              Commitment              Commitment              Commitment
-----                       ----------              ----------              ----------              ----------



8MB KEWANGAN                                        RM14,600,000.00
BERHAD
First Floor
Benara Promet
Alan Sultan Ismail
8250 Kuala Lumpur

Telex:   -
Facsimile: 2451155

                            ---------------------------------------------------------------------------------------

                            RM5,900,000.00          RM29,200,000.00         USD4,000,000.00         USD2,000,000.00

                                   SCHEDULE 2
                                   ----------

                              CONDITIONS PRECEDENT
                              --------------------

1.       Corporate Authorisation
         -----------------------

         In relation to the Borrower:
         ---------------------------

1.1 A copy of the following documents, certified as true by a director or the company secretary of the Borrower:

         (a)      the certificate of incorporation of the Borrower;

         (b)      the Memorandum and Articles of Associations of the Borrower;
                  and

         (c) the latest Forms 24 and 49 relating to the Borrower filed with the Registrar of Companies

1.1 A copy, certified as true by a director or the company secretary of the Borrower, of a board of directors' resolution approving the execution, delivery and performance of this Agreement and the other Security Documents to which it is a party and to authorise appropriate person(s) to execute, affix the Common Seal of the Borrower or such documents, give any communications and take any other action required under or in connection with this Agreement or such other Security Documents.

1.3 Passport number(s)/identification card number(s) and specimen signatures of the person(s) authorised to take action on behalf of the Borrower as referred to in paragraph 1.2 above.

         In relation to the Corporate Guarantor:

1.4      A certified true copy of its Articles of Incorporation and Bylaws.

1.5 A certified true copy of its board of directors' resolution authorising the execution of the Corporate Guarantee and the person or persons authorized to execute, affix the Common Seal of the Corporate Guarantor on the Corporate Guarantee.

2.       Authorization and Consents
         --------------------------

2.1 A certified true copy of each authorisation, consent, licence, approval or registration required by the Borrower for the borrowing the Facilities (including but without limitation, (1) all approvals of Bank Negara Malaysia as may be required by or pursuant to the laws and directives in force or as may be appropriate in relation to the execution, performance and enforcement of this Agreement and the other Security Documents to which it is a party and (2) evidence of a report to Bank Negara Malaysia of such information relating to this Agreement, the other Security Documents to which it is a party and such other information as may be required by or pursuant to the laws and directions is force.

2.2 A certified true of each authorization, consent, licence, approval or registration required by the Corporate Guarantor for the issuing of the Corporate Guarantee (including but without limitation, all approvals of Bank Negara Malaysia as may be required by or pursuant to the laws and directives in force or as may be appropriate in relation to the execution, performance and enforcement of the Corporate Guarantee).

3.       Security Documents
         ------------------

3.1 Certified true copies of each of the Security Documents duly executed by each party thereto, and where appropriate, duly stamped and presented for registration with all appropriate authorities.

4.       Paid-up Capital of Borrower/Debt to Equity Ratio
         ------------------------------------------------

4.1 Evidence acceptable to Facility Agent that Guarantor has made loans to Borrower as set forth on Schedule 8.

4.2 Evidence acceptable to the Facility Agent that the debt equity ratio as defined in paragraph 19.1.14 of the Borrower is maintained at not more than 3:1.

5.       Letter of Undertaking from the Contractor
         -----------------------------------------

5.1 Irrevocable letter of undertaking from the Contractor in form and substance satisfactory to the Facility Agent when the Contractor undertakes to forward to the Facility Agent Certificate of Fitness for Occupation issued by the relevant authority in respect of the factory and/or such other building or structure constructed by the Contractor on the Land.

6.       Letter of Undertaking from the Corporate Guarantor
         --------------------------------------------------

6.1 Irrevocable and unconditional letter of undertaking from Corporate Guarantor to meet any costs over-run incurred and the construction period of the factory for the Borrower.

7.       Opinion
         -------

7.1 Opinion of Messrs. Skrine & Co., the Solicitors to the Lenders, in form and substance satisfactory to the Facility Agent.

7.2 Opinion (in a form and substance satisfactory to the Facility Agent) of a firm of solicitors to the Corporate Guarantor which is acceptable to the Lenders, as to such matters relating to the Corporate Guarantor and the Corporate Guarantee.

8.       Letter of Undertaking from the Borrower
         ---------------------------------------

8.1      Irrevocable Letter of Undertaking from the Borrower:

         (1) to comply with all terms and conditions set out in the Land Letter of Offer and Acceptance promptly;

         (2) confirming that the Shareholders Loan shall be free of interest;

         (3)      not to vary any repayments in respect of the Shareholders
                  Loan; and

         (4) to convert the Shareholders Loan to paid-up capital on the acquisition of the new plant and machinery.

                                   SCHEDULE 3
                                   ----------


                           WORKING CAPITAL FACILITIES
                           --------------------------

1.       Revolving Credit Facility

         Interest Rate -            1.75% per annum above the Effective Cost of
                                    Funds of the Working Capital Lender.

2.       Letters of Credit Facility

         Interest Rate -            as stipulated in Clause 4.4.4 of this
                                    Agreement

         Commission -               0.15% on the amount of each letter of credit
                                    issued for each month or part thereof
                                    payable in advance but subject to a minimum charge of RM50.00 for each letter of credit issued.

3.       Trust Receipts Facility

         Interest Rate -            1.75% per annum above the Base Lending Rate
                                    of the Working Capital Lender.

         Commission -               1.0% per annum on each bankers acceptance
                                    created on the face value of the bankers acceptance from the date of creation up to the date of maturity.

5.       Export Credit Refinancing Facility
         (Pre-shipment and Post-shipment)

         Interest Rate -            1.0% per annum above the prevailing Bank
                                    Negara Malaysia (BNM) discount rate or such other rate as may be determined by BNM from time to time.

6.       Letter of Guarantee

         Commission -               0.1% per month or part thereof on the amount
                                    guaranteed or issued but subject to a
                                    minimum charge of RM50.00, such commission to be payable immediately upon issuance of each guarantee and for every extension thereafter.

                                   SCHEDULE 4
                                   ----------

                       FORM OF REQUEST FOR RINGGIT ADVANCE
                       -----------------------------------

To:  BANK BUMIPUTRA MALAYSIA BERHAD
    [address]



For the attention of: [name and title of relevant person]


Dear Sirs,

      Zycon Corporation Sdn. Bhd.
      RM50,400,000.00 Facility Agreement
      dated                   1996
      ----------------------------------


We refer to the above Agreement between (1) ourselves, as Borrower, (2) yourselves as Arranger, (3) the Working Capital Lender named therein, as Working Capital Lender, (4) the Lending Banks named therein, as Lending Banks, (5) the Funding Lender named therein, as Funding Lender, (6) yourselves, as Facility Agent, and (7) yourselves, as Security Agent. Terms defined in the Agreement have the same meaning in this notice.

We give you notice that we request a Ringgit Advance to be made to us by the Lending Banks under the Agreement as follows:

(1)  Amount                        :      [RM        ]

(2)  Date of Ringgit Advance       :      ,19    (or, if  that is not a Ringgit
                                          Business Day, the next succeeding
                                          Ringgit Business Day).


We confirm that no Event of Default or Potential Event of Default in relation to ourselves or has occurred or will occur as a result of the making of that Ringgit Advance, we represent and warrant that the representations and warranties contained in Clause 18 of the Agreement have been complied with and would be correct in all respects if repeated today by reference to the circumstances now existing and we confirm that all the undertakings on our part contained in Clause 19 and 20 of the Agreement have been fully performed and observed by us.

You are requested to make the proceeds of that Ringgit Advance available to us by credit to [details of bank accounts].



Dated       19

                                          Yours faithfully,
                                          For and on behalf of
                                          ZYCON CORPORATION SDN. BHD

                                          By:

                                          Name:

                                          Title:

                                   SCHEDULE 5
                                   ----------

                       FORM OF REQUEST FOR DOLLAR ADVANCE
                       ----------------------------------



To:  BANK BUMIPUTRA MALAYSIA BERHAD
    [address]



For the attention of: [name and title of relevant person]


Dear Sirs,

      Zycon Corporation Sdn. Bhd.
      RM50,400,000.00 Facility Agreement
      dated                   1996
      ----------------------------------


We refer to the above Agreement between (1) ourselves, as Borrower, (2) yourselves as Arranger, (3) the Working Capital Lender named therein, as Working Capital Lender, (4) the Lending Banks named therein, as Lending Banks, (5) the Funding Lender named therein, as Funding Lender, (6) yourselves, as Facility Agent, and (7) yourselves, as Security Agent. Terms defined in the Agreement have the same meaning in this notice.

We give you notice that we request a Dollar Advance to be made to us by the Funding Lender under the Agreement as follows:

(1)  Amount                   :      [USD       ]

(2)  Date of Dollar Advance   :      ,19    (or, if  that is not a Dollar
                                     Business Day, the next succeeding
                                     Dollar Business Day).

(3)  Period                   :      [1, 3 or 6 months]


We confirm that no Event of Default or Potential Event of Default in relation to ourselves or any Security Party has occurred or will occur as a result of the making of that Dollar Advance, we represent and warrant that the representations and warranties contained in Clause 18 of the Agreement have been complied with and would be correct in all respects if repeated today by reference to the circumstances now existing and we confirm that all the undertakings on our part contained in Clause 19 and 20 of the Agreement have been fully performed and observed by us.

You are requested to make the proceeds of that Dollar Advance available to us by credit to [details of bank accounts].


Dated       19

                                          Yours faithfully,
                                          For and on behalf of
                                          ZYCON CORPORATION SDN. BHD.

                                          By:

                                          Name:

                                          Title:

                                   SCHEDULE 6
                                   ----------

                     FORMS OF REQUEST FOR DOLLAR RC DRAWDOWN
                     ---------------------------------------



TO:   BANK BUMIPUTRA MALAYSIA BERHAD
      [   address    ]




      For the attention of: [name and title of relevant person]



Dear Sirs:

      Zycon Corporation Sdn. Bhd.
      RM50,400,000.00 Facility Agreement
      dated                            1996
      -------------------------------------


We refer to the above Agreement between (1) ourselves, as Borrower, (2) yourselves as Arranger, (3) the Working Capital Lender named therein, as Working Capital Lender, (4) the Lending Banks named therein, as Lending Banks, (5) the Funding Lender named therein, as Funding Lender, (6) yourselves, as Facility Agent, and (7) yourselves, as Security Agent. Terms defined in the Agreement have the same meaning in this notice.

We give you notice that we request a Dollar RC Drawdown to be made to us by the Funding Lender under the Agreement as follows:

(1)   Amount                   :  [  USD      ]

(2)   Date of Dollar
      RC Drawdown              :         19 (or, if
                                 that is not a Dollar Business Day, the next succeeding Dollar Business Day).

(3)   Period                   :  [1, 3 or 6 months]


We confirm that no Event or Default or Potential Event of Default in relation to ourselves or any Security Party has occurred or will occur as a result of the making of that Dollar RC Drawdown, we represent and warrant that the representations and warranties contained in Clause 18 of the Agreement have been complied with and would be correct in all respects if repeated today by reference to the circumstances now existing and we confirm that all the undertakings on our part contained in Clause 19 and 20 of the Agreement have been fully performed and observed by us.

We enclose the Promissory Note for the proposed Dollar RC Drawdown. You are requested to make the proceeds of that Dollar RC Drawdown available to us by credit to [details of bank account].

Dated             1997.


                                    Yours faithfully,
                                    for and on behalf of
                                    ZYCON CORPORATION SDN. BHD.




                                          By:

                                          Name:

                                          Title:

                                   SCHEDULE 7
                                   ----------

                          FORM OF TRANSFER CERTIFICATE
                          ----------------------------


TO:   [Facility Agent]
      [Address]




                              TRANSFER CERTIFICATE
                              --------------------


relating to an agreement (as from time to time amended, varied, novated or
supplemented, "the Facilities Agreement") dated         19   and made between
(1) ZYCON CORPORATION SDN. BHD. as borrower (2) BANK BUMIPUTRA MALAYSIA BERHAD as Arranger, Facility Agent and Security Agent and (3) the Lenders listed in
Schedule 1 thereto.

1. Terms defined in the Facilities Agreement shall, subject to any contrary indication, have the same meaning herein. The terms Lender, Transferee, Lender's Participation and Amount Transferred are defined in the Schedule hereto.

2. The Lender confirms that the Lender's Participation is an accurate summary of its participation in the Facilitation specified in the Facilities Agreement and request the Transferee to accept and procure the transfer to the Transferee of a percentage of the Lender's Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the schedule hereto) of the Lender's Participation) by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the facilities Agreement.

3. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 22.4 of the Facilities Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.    The Transferee warrants that:

      (I) it has received a copy of the Facilities Agreement and each Security Document together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Lender to check or inquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower; and

      (ii) it is a transferee permitted by Clause 22.3.1 of the Facilities Agreement.

      The Transferee expressly acknowledges that its execution and delivery of the Transfer Certificate constitutes its contractual acceptance of the offer to become a party to the Security Agency Agreement.

5. The Transferee hereby undertakes with the Lender and each of the other parties to the Facilities Agreement and the Security Agency Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facilities Agreement and the Security Agency Agreement will be assumed by it after delivery of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facilities Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or for the performance and observance by the Borrower of any of its obligations under the Facilities Agreement or any documents relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise are hereby excluded.

7. The Lender hereby gives notice that nothing herein or in the Facilities Agreement (or any document relating thereto) shall oblige the Lender to
      (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facilities Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower or any other party to the Facilities Agreement (or any document relating thereto) of its obligations under any such document. The transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with Malaysian law.



                      Schedule to the Transfer Certificate

1.    Lender:

2.    Transferee:

3.    Transfer Date:

4.    Lender's Participation:

      Lender's Available Commitment
      -----------------------------


      Lender's Outstanding Amount
      ---------------------------


5.    Amount Transferred:


      [Transferor Lender]                       [Transferee Lender]

      By:                                       By:

      Date:                                     Date:

                                                Address:

                                   SCHEDULE 8
                                   ----------


                                SHAREHOLDERS LOAN
                                -----------------


                Date                                Amount

            31 August 1995                     USD 2,000,000.00

            30 September 1995                  USD 1,000,000.00

            31 October 1995                    USD 2,000,000.00

            31 December 1995                   USD 2,000,000.00

            1 January 1996                     USD 2,000,000.00

            29 February 1996                   USD 2,000,000.00
                                               ----------------

                                               USD11,000,000.00
                                               ================


                                   SCHEDULE 9
                                   ----------


                     FORM OF REQUEST FOR RINGGIT RC DRAWDOWN
                     ---------------------------------------



TO:   BANK BUMIPUTRA MALAYSIA BERHAD
      [   address  ]



For the attention: [name and title of relevant person]



Dear Sirs,

            Zycon Corporation Sdn. Bhd.
            RM50, 400,000.00 Facility Agreement
            dated                          1996
            -----------------------------------


We refer to the above Agreement between (1) ourselves, as Borrower, (2) yourselves as Arranger, (3) the Working Capital Lender named therein, as Working Capital Lender, (4) the Lending Banks named therein, as Lending Banks, (5) the Funding Lender named therein, as Funding Lender, (6) yourselves, as Facility Agent, and (7) yourselves, as Security Agent. Terms defined in the Agreement have the same meaning in this notice.

We give you notice that we request a Ringgit RC Drawdown to be made to us by the Working Capital Lender under the Agreement as follows:



(1)   Amount                     :  [USD       ]

(2)   Date of Ringgit
      RC Drawdown                :                               19 (or, if
                                    that is not a Ringgit Business Day, the
                                    next succeeding Ringgit Business Day).

(3)   Period                     :  [1, 3 or 6 months]




We confirm that no Event of Default or Potential Event of Default in relation to ourselves or any Security Party has occurred or will occur as a result of the making of that Ringgit RC Drawdown, we represent and warrant that the representations and warranties contained in Clause 18 of the Agreement have been complied with and would be correct in all respects if repeated today by reference to the circumstances now existing and we confirm that all the undertakings on our part contained in Clause 19 and 20 of the Agreement have been fully performed and observed by us.

We enclose the Promissory Note for the proposed Ringgit RC Drawdown. You are requested to make the proceeds of that Ringgit RC Drawdown available to us by credit to [details of bank account].

Dated            19    .



                                    Yours faithfully,
                                    for and on behalf of
                                    ZYCON CORPORATION SDN. BHD.

                                   SCHEDULE 10
                                   -----------


                                ZYCON CORPORATION
                                -----------------


                        FORECASTED 1996 DRAWDOWN SCHEDULE
                        ---------------------------------


DRAWDOWN #                    ESTIMATED DATE          ESTIMATED AMOUNT
----------                    --------------          ----------------


RM-TL1 (TERM LOAN FACILITY)

      1)                      APRIL 19, 1996          RM 13,400,000.00

      2)                      MAY 20, 1996            RM  5,000,000.00

      3)                      JUNE 21, 1996           RM  5,000,000.00

      4)                      JULY 23, 1996           RM  5,000,000.00

      5)                      AUG 23, 1996            RM    800,000.00
                                                         -------------

                                     TOTAL:           RM 29,200,000.00
                                                         =============

USD (TERM LOAN FACILITY)

      1)                      JUNE 15, 1996          USD $1,000,000.00

      2)                      JULY 15, 1996          USD $2,000,000.00

      3)                      AUG 15, 1996           USD $1,000,000.00
                                                         -------------

                                     TOTAL:          USD $4,000,000.00
                                                         =============
